Exhibit 99.1

Consolidated Financial Statements (Unaudited)

Cohen Brothers, LLC

For the Period ended September 30, 2009

COHEN BROTHERS, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	September 30, 2009 (unaudited)	December 31, 2008
Assets
Cash and cash equivalents	$14,639	$31,972
Receivables	3,845	8,001
Due from broker	6,616	3,952
Due from related parties	1,504	8,449
Investments-trading	15,297	16,774
Other investments, at fair value	42,220	59,804
Investments in equity method affiliates	420	2,356
Goodwill	8,728	8,728
Intangible assets, net	751	1,285
Other assets	12,143	18,395

Total assets	$106,163	$159,716

Liabilities
Accounts payable and other liabilities	$7,201	$6,511
Due to broker	11,068	2,063
Accrued compensation	10,803	11,823
Due to related parties	—	135
Deferred income	4,639	2,177
Senior debt	24,950	67,000
Subordinated notes payable to members	9,229	9,094

Total liabilities	67,890	98,803

Commitments and contingencies

Members’ equity
Cohen Brothers, LLC members’ equity:
Members’ capital	39,576	51,622
Accumulated other comprehensive loss	(1,303)	(1,725)

Total Cohen Brothers, LLC members’ equity	38,273	49,897
Noncontrolling interest:	—	11,016

Total members’ equity	38,273	60,913

Total liabilities and members’ equity	$106,163	$159,716

See accompanying notes to unaudited consolidated financial statements

COHEN BROTHERS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
New issue and advisory	$480	$5,569	$1,225	$7,231
Asset management	6,871	17,210	23,784	48,020
Principal transactions and other income	6,311	664	5,007	11,671
Net trading	10,907	3,934	31,918	9,147

Total revenues	24,569	27,377	61,934	76,069

Operating expenses
Compensation and benefits	18,762	15,080	52,857	39,588
Business development, occupancy, equipment	1,140	1,525	3,897	5,320
Professional services and other operating	3,627	3,644	10,993	9,613
Depreciation and amortization	630	1,008	1,919	3,018

Total operating expenses	24,159	21,257	69,666	57,539

Operating income / (loss)	410	6,120	(7,732)	18,530

Non-operating income / (expense)
Change in fair value of interest rate swap	—	51	6	(258)
Interest expense	(1,103)	(2,000)	(3,764)	(6,775)
Gain on sale of management contracts	132	—	4,616	—
Income / (loss) from equity method affiliates	266	(95)	(3,592)	(191)

Income / (loss) before income taxes	(295)	4,076	(10,466)	11,306
Income taxes	112	877	300	2,893

Net income (loss)	(407)	3,199	(10,766)	8,413
Less: Net loss attributable to the noncontrolling interest	—	—	(11)	—

Net income (loss) attributable to Cohen Brothers, LLC	$(407)	$3,199	$(10,755)	$8,413

See accompanying notes to unaudited consolidated financial statements

COHEN BROTHERS, LLC

Consolidated Statement of Changes in Members’ Equity

Nine Months Ended September 30, 2009

(Dollars in Thousands)

(Unaudited)

	Cohen Brothers, LLC
	Members’ capital	Accumulated other comprehensive income (loss)	Noncontrolling Interest	Total	Comprehensive income (loss)
Balance at December 31, 2008	$51,622	$(1,725)	$11,016	$60,913	$—
Deconsolidation of subsidiary	—	—	(11,005)	(11,005)	—
Equity-based compensation	3,234	—	—	3,234	—
Distributions	(4,525)	—	—	(4,525)	—
Net loss	(10,755)	—	(11)	(10,766)	(10,766)
Foreign currency items	—	422	—	422	422

Balance at September 30, 2009	$39,576	$(1,303)	$—	$38,273	$(10,344)

See accompanying notes to unaudited consolidated financial statements

COHEN BROTHERS, LLC

Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	Nine months ended September 30,
	2009	2008
Operating activities
Net income (loss)	$(10,766)	$8,413
Adjustments to reconcile net income / (loss) to net cash provided by (used in) operating activities
Gain on sale of management contracts	(4,616)	—
Equity-based compensation	3,234	4,851
Net realized gain on other investments	(9,959)	—
Change in unrealized loss on investments – trading	2,609	(256)
Change in unrealized loss (gain) on other investments	5,631	(5,442)
Depreciation and amortization	1,919	3,018
Loss from equity method affiliates	3,592	191
(Increase) decrease in receivables	4,373	2,985
(Increase) decrease in investments-trading, net	(1,132)	6,166
(Increase) decrease in other assets, net	6,275	(653)
(Increase) decrease in due from related parties, net	6,697	5,010
Increase (decrease) in accrued compensation	(1,074)	(17,073)
Increase (decrease) in accounts payable and other liabilities	260	(613)
(Increase) decrease in due from broker	(2,664)	(4,121)
Increase (decrease) in due to broker	9,005	20,539
Increase (decrease) in deferred income	(114)	(25)

Net cash provided by (used in) operating activities	13,270	22,990

Investing activities
Purchase of investments-other investments, at fair value	(600)	(21,582)
Proceeds from sale of management contracts	7,616	—
Sales of investments-other investments, at fair value	10,000	22,000
Investment in equity method affiliates	(2,456)	(100)
Return from equity method affiliates	800	—
Return of principal, investments-other investments, at fair value	1,544	363
(Purchase) reimbursement of furniture, equipment, and leasehold improvements	(352)	(149)

Net cash provided by (used in) investing activities	16,552	532

Financing activities
Repayment of debt	(42,050)	(55,000)
Issuance of subordinated notes payable to members	—	9,000
Payments for deferred issuance and financing costs	(988)	—
Repurchase of employee units	—	(43)
Distributions	(4,525)	(7,885)

Net cash used in financing activities	(47,563)	(53,928)

Effect of exchange rate on cash	408	(393)

Net decrease in cash and cash equivalents	(17,333)	(30,799)
Cash and cash equivalents, beginning of period	31,972	72,175

Cash and cash equivalents, end of period	$14,639	$41,376

See accompanying notes to unaudited consolidated financial statements

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

1. ORGANIZATION AND NATURE OF OPERATIONS

The Formation Transaction

Cohen Brothers, LLC (d/b/a Cohen & Company) was formed on October 7, 2004 by Cohen Bros. Financial, LLC (“CBF”). Cohen & Company was formed to acquire the net assets of CBF’s subsidiaries (the “Formation Transaction”): Cohen Bros. & Company, Inc.; Cohen Frères SAs; Dekania Investors, LLC; Emporia Capital Management, LLC; and the majority interest in Cohen Bros. & Toroian Investment Management, Inc. The Formation Transaction was accomplished through a series of transactions occurring between March 4, 2005 and May 31, 2005.

The Company

Cohen & Company, through its subsidiaries (Cohen & Company and such subsidiaries are collectively referred to as, the “Company” or “Cohen”), is an investment firm specializing in credit related fixed income investments. As of September 30, 2009, the Company had $16.5 billion in assets under management, or AUM.

The Company’s business is organized into three business segments:

Capital Markets: The Company’s Capital Markets segment consists of credit related fixed income securities sales and trading through its broker dealer subsidiary, Cohen & Company Securities, LLC, interest income and interest expense and gains and losses on secondary trading activities, origination of corporate debt issues, advisory services, and new issue securitizations. The Company’s fixed income sales and trading group provides trade execution to corporate and institutional investors. The Company specializes in the following products: high grade corporate bonds, high yield corporate bonds and loans, asset backed securities (“ABS”), mortgage backed securities (“MBS”), collateralized loan obligations (“CLOs”), collateralized bond obligations, commercial mortgage backed securities (“CMBS”), hybrid capital of financial institutions including trust preferred securities (“TruPS”), whole loans, and other structured financial instruments.

Asset Management: The Company serves the needs of client investors by managing assets within investment funds, managed accounts, permanent capital vehicles, and collateralized debt obligations (collectively referred to as “Investment Vehicles”). A collateralized debt obligation (“CDO”) is a form of secured borrowing. The borrowing is secured by different types of fixed income assets such as corporate or mortgage loans or bonds. The borrowing is in the form of a securitization which means that the lenders are actually investing in notes backed by the assets. The lender will have recourse only to the assets securing the loan. The Company’s Asset Management segment includes its fee based asset management operations which include ongoing base and incentive management fees.

Principal Investing: The Company’s Principal Investing segment is comprised primarily of its seed capital investments in Investment Vehicles it manages.

The Company generates its revenue by segment primarily through the following activities:

Capital Markets:

•

trading activities of the Company’s broker dealer subsidiary which include riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities classified as trading;

•

new issue and advisory revenue comprised of (i) origination fees for corporate debt issues originated by the Company; (ii) revenue from advisory services and (iii) new issue securitization revenue associated with arranging in new securitizations;

Asset Management:

•

asset management fees for the Company’s on-going services as asset manager charged and earned by managing Investment Vehicles, which may include fees both senior and subordinated to the securities in the Investment Vehicle;

•	incentive management fees earned based on the performance of the various Investment Vehicles;

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Principal Investing:

•

gains and losses (unrealized and realized) and income and expense earned on securities (primarily seed capital investments in original issuance of Investment Vehicles the Company manages) classified as other investments, at fair value; and

•	income or loss from equity method affiliates.

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements, as of September 30, 2009 and December 31, 2008 and for the three and nine months ended September 30, 2009 and 2008, are unaudited except for the consolidated balance sheet information as of December 31, 2008, which is derived from the Company’s accompanying audited consolidated financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”). The financial statements for the interim periods presented do not include all the information and footnote disclosures required by GAAP for annual financial statements. The unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2008. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments and accruals of a normal and recurring nature which are necessary for a fair presentation of the Company’s consolidated financial position and consolidated results of operations and cash flows. The results of operations for the interim periods presented are not necessarily indicative of results for the full year. Certain prior period amounts have been reclassified to conform to the current period presentation.

The Company has evaluated subsequent events through the date and time the financial statements were available to be issued on November 6, 2009. No material subsequent events have occurred since September 30, 2009 and through November 6, 2009 that required recognition or disclosure in these financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Principles of Consolidation

The consolidated financial statements reflect the accounts of Cohen & Company and the accounts of its wholly and majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

B. Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. Adoption of New Accounting Standards

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“ASC”) 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (the “Codification” or “FASB ASC 105”) as the sole source of authoritative generally accepted accounting principles. The Codification reorganized existing U.S. accounting and reporting standards issued by the FASB and other related private sector standard setters into a single source of authoritative accounting principles arranged by topic. The Codification supersedes all existing U.S. accounting standards; all other accounting literature not included in the Codification (other than Securities and Exchange Commission guidance for publicly-traded companies) is considered non-authoritative. The Codification was effective on a prospective basis for interim and annual reporting periods ending after September 15, 2009. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its financial statements issued for the period ended September 30, 2009. The adoption of FASB ASC 105 did not impact the Company’s results of operations, financial position, or liquidity.

Fair Value Measurements Applicable to Nonfinancial Assets and Nonfinancial Liabilities

In February 2008, the FASB issued new guidance for the accounting for non-financial assets and non-financial liabilities. The guidance which is included in FASB ASC 820, Fair Value Measurements and Disclosures (“FASB ASC 820”), permitted a one-year deferral of the application of fair value accounting for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of applicable nonfinancial assets and nonfinancial liabilities include, but are not limited to:

•	Nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination that are not subsequently remeasured at fair value (nonrecurring fair value measurements);

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

•

Reporting units measured at fair value in the goodwill impairment test as described in FASB ASC 350, Intangibles – Goodwill and Other, and nonfinancial assets and nonfinancial liabilities measured at fair value in the goodwill impairment test, if applicable; and

•	Nonfinancial long-lived assets measured at fair value for impairment assessment under FASB ASC 360, Property, Plant and Equipment.

The Company adopted this standard after the expiration of the one year deferral period effective January 1, 2009. The adoption did not have an impact on the Company’s financial statements or disclosures for the nine months ended September 30, 2009. However, this is an ongoing assessment and it may impact the Company’s financial statements in the future.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued new guidance for the accounting for non-controlling interests. The new guidance, which is included in FASB ASC 810, Consolidation (“FASB ASC 810”), establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements as opposed to mezzanine equity. This new guidance also changes the way the consolidated statement of operations is presented by requiring net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of operations, of the amounts of net income attributable to the parent and to the noncontrolling interest. This new guidance requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. For all periods in which a consolidated balance sheet is presented, the Company reclassified all amounts, from the former “minority interest” caption, formerly displayed between total liabilities and members’ equity, to a new line item, “non-controlling interests,” which is included in members’ equity. Additionally, in the statement of operations, the Company does not deduct any non-controlling interest in determining net income. Rather, the Company displays, below net income on the face of the statement of operations, the portion of consolidated net income or loss that is attributable to the controlling and non-controlling interests. Other than the reclassification described above, the adoption of this new guidance on January 1, 2009 did not have a material effect on the Company’s financial condition or results of operations.

Business Combinations

In December 2007, the FASB issued revised guidance for the accounting for business combinations. The objective of the revised guidance, which is included in FASB ASC 805, Business Combinations (“FASB ASC 805”), is to improve the comparability of the information that a reporting entity provides in its financial reports about a business combination. To achieve these objectives, the revised guidance establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The acquirer is required to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in this statement. The revised guidance is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The Company adopted the revised guidance on January 1, 2009 and it anticipates completing a merger with Alesco Financial, Inc. (“AFN”) in 2009. If completed, the revised guidance for the accounting for business combinations will apply to this transaction. See note 4.

Accounting for Transfers of Financial Assets and Repurchase Financing Transactions

In February 2008, the FASB issued new guidance to address situations where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

separate transactions. Under the new guidance, which is included in FASB ASC 860, Transfers and Servicing (“FASB ASC 860”), it is presumed that an initial transfer of a financial asset and a repurchase are considered part of the same arrangement, known as a linked transaction. However, if certain criteria are met, the initial transfer and repurchase financing may not be evaluated as a linked transaction and must be evaluated separately under accounting for transfers and servicing. The provisions mentioned above became effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company did not enter into any collateralized securities transactions as of or during the nine months ended September 30, 2009. The Company’s adoption of these provisions on January 1, 2009 did not have an impact on its consolidated financial statements.

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued new guidance on the disclosure of derivative instruments and hedging activities. The new guidance which is included in FASB ASC 815, Derivatives and Hedging (“FASB ASC 815”), provides for enhanced disclosures about how and why an entity uses derivative instruments and where those derivatives and related hedged items are reported in the entity’s financial statements. The provisions of the new guidance were effective for fiscal years and interim periods beginning after November 15, 2008. Since these provisions require only additional disclosures concerning derivatives and hedging activities, the adoption of the new guidance on January 1, 2009 did not have an impact on the Company’s consolidated financial statements. See note 9 for additional discussion about the Company’s derivative instruments.

Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies

In April 2009, the FASB issued revised guidance for recognizing and measuring pre-acquisition contingencies in a business combination. Under the revised guidance, which is included in FASB ASC 805 an acquirer is required to recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition date fair value of that asset or liability can be determined during the measurement period. If the acquisition date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of FASB ASC 450, Contingencies, to determine whether the contingency should be recognized at the acquisition date or after it. These provisions are effective for contingent assets and contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company adopted the revised guidance upon its issuance in April 2009 and the Company anticipates completing a merger with AFN in 2009. If completed, the revised guidance for recognizing and measuring pre-acquisition contingencies in a business combination will apply to this transaction. See note 4.

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued new guidance related to the disclosure of the fair value of financial instruments. The new guidance, which is included in FASB ASC 825, Financial Instruments (“FASB ASC 825”), requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual disclosure required in annual financial statements. The provisions of the new guidance were effective for interim reporting periods ending after June 15, 2009. This rule does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, comparative disclosures only for periods ending after initial adoption are required. Since the provisions discussed above require only additional disclosures concerning interim periods, the adoption of the new guidance during the second quarter of 2009 did not have an impact on the Company’s consolidated financial statements. See note 3-J.

Recognition and Presentation of Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance for the accounting for other-than-temporary impairments. Under the new guidance, which is included in FASB ASC 320, Investments – Debt and Equity Securities (“FASB ASC 320”), entities are required to separate an other-than-temporary impairment of a debt security into two components when there are credit related losses associated with the impaired debt security for which management asserts that it does not have the intent to sell the security, and it is more likely than not that it will not be required to sell the security before recovery of its cost basis. The amount of the other-than-temporary impairment related to a credit loss is recognized in earnings, and the amount of the other-than-temporary impairment related to other factors is recorded in other comprehensive loss. The provisions of the new guidance were effective for interim and annual reporting periods ending after June 15, 2009. Disclosures for earlier periods presented for comparative purposes at initial adoption are not required. In periods after initial adoption, this rule requires comparative disclosures only for periods ending after initial adoption. The Company’s adoption of the new guidance during the second quarter of 2009 did not have an impact on its consolidated financial statements.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

In April 2009, the FASB issued new guidance for determining when a transaction is not orderly and for estimating fair value when there has been a significant decrease in the volume and level of activity for an asset or liability. According to the new guidance which is included in FASB ASC 820, if an entity determines that there has been a significant decrease in the volume and level of activity for the asset or the liability in relation to the normal market activity for the asset or the liability (or similar assets or liabilities), then transactions or quoted prices may not accurately reflect fair value. In addition, if there is evidence that the transaction for the asset or the liability is not orderly; the entity shall place little, if any weight on that transaction price as an indicator of fair value. The provisions of this new guidance were effective for periods ending after June 15, 2009. Disclosures for earlier periods presented for comparative purposes at initial adoption are not required. In periods after initial adoption, the new guidance requires comparative disclosures only for periods ending after the initial adoption. The Company adopted the provisions of this new guidance effective April 1, 2009 and its application did not have an impact on its consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued new guidance for accounting for subsequent events. The new guidance, which is included in FASB ASC 855, Subsequent Events (“FASB ASC 855”), establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are available to be issued. Specifically, the new guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition in the financial statements, identifies the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that should be made about events or transactions that occur after the balance sheet date. The new guidance provides largely the same guidance on subsequent events which previously existed only in auditing literature. The provisions of the new guidance were effective for fiscal years and interim periods ended after June 15, 2009 and will be applied prospectively. The Company adopted the provisions of the new guidance effective for the second quarter of 2009 and their adoption did not have an impact on its consolidated financial statements. See note 2.

Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities

In September 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-06, Income Taxes (Topic 740) – Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosures Amendments for Nonpublic Entities (“ASU 2009-06”). ASU 2009-06 provides additional implementation guidance on accounting for income tax uncertainties as well as rescinds for nonpublic entities certain disclosure requirements. The new implementation guidance pertains to determining whether income tax paid by an entity is attributable to the entity or its owners, determining what constitutes a tax position for a pass-through or tax-exempt not-for-profit entity, and accounting for uncertainty in income taxes in consolidated or combined financial statements containing both taxable and nontaxable entities. The guidance is presented in examples of how to apply the requirements on accounting for income tax uncertainties in FASB ASC 740, Income Taxes, and is not intended to change practice for those entities already applying the requirements. ASU 2009-06 is effective for interim and annual periods ending after September 15, 2009, if the reporting entity is currently applying provisions for the accounting for uncertainty in income taxes; otherwise, it is effective for annual periods beginning after December 15, 2009. The Company’s adoption of the guidance in ASU 2009-06 during the third quarter of 2009 did not have an impact on its consolidated financial statements.

Investments in Certain Entities That Calculate Net Asset Value Per Share (or Its Equivalent)

In September 2009, the FASB issued ASU No. 2009-12, Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value Per Share (or Its Equivalent) (“ASU 2009-12”). ASU 2009-12 provides additional guidance on using the net asset value per share, provided by an investee, when estimating the fair value of an alternative investment that does not have a readily determinable fair value and enhances the disclosures concerning these investments. Examples of alternate investments, within the scope of this standard, include investments in hedge funds, private equity funds, and venture capital funds. The new guidance is effective for the first annual or interim reporting period ending after December 15, 2009, with early application permitted. Entities that elect to early adopt the provisions of ASU 2009-12, are not required to early adopt the disclosure provisions. As of September 30, 2009, the Company’s investments falling within the scope of ASU 2009-12 are its investments in hedge funds and permanent capital vehicles. Refer to notes 3-D and 8 of this quarterly report for additional disclosure related to the Company’s investments. The Company’s adoption of the provisions of ASU 2009-12 during the third quarter of 2009 did not have a material impact on its consolidated financial statements.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

D. Financial Instruments – Investments – Trading and Other Investments

The Company accounts for its investment securities at fair value under various accounting literature including FASB ASC 320 pertaining to investments in debt and equity securities and the fair value option of financial instruments in FASB ASC 825. The Company also accounts for certain assets at fair value under applicable industry guidance, namely FASB ASC 946, Financial Services-Investment Companies.

The Company adopted the fair value measurement provisions included in FASB ASC 820 applicable to financial assets and financial liabilities (except for certain provisions related to nonfinancial assets and nonfinancial liabilities that had a delayed effective date of January 1, 2009, see note 3-C), in the first quarter of 2008. FASB ASC 820 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and requires additional disclosures about fair value measurements. The definition of fair value focuses on the price that would be received to sell the asset or paid to transfer the liability between market participants at the measurement date (an exit price). An exit price valuation will include margins for risk even if they are not observable. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels (“Level 1, 2 and 3”). The Company applied the provisions of FASB ASC 820 prospectively to financial assets and financial liabilities that are required to be measured at fair value under existing U.S. GAAP. Upon adoption of the fair value measurement provisions of FASB ASC 820, the Company did not record a cumulative effect adjustment of applying FASB ASC 820 to the Company’s opening members’ capital, as the Company already had previously recorded its assets and its liabilities at fair value. See note 8 for additional information regarding FASB ASC 820.

In conjunction with the adoption of the provisions included in FASB ASC 820, the Company also adopted on January 1, 2008 the fair value option provisions included in FASB ASC 825. This standard provides companies the option of reporting certain instruments at fair value (with changes in fair value recognized in the statement of operations) which were previously either carried at cost, not recognized on the financial statements, or carried at fair value with changes in fair value recognized as a component of equity rather than in the statement of operations. The election is made on an instrument-by-instrument basis and is irrevocable. The provisions included in FASB ASC 825 provided entities with a one-time opportunity, upon initial adoption of these provisions, to elect the fair value option for existing eligible items. Upon such election, any differences between the beginning carrying amount of the selected item and its fair value as of the effective date would be included in the cumulative effect adjustment to beginning members’ equity and all subsequent changes in fair value for the instrument would be reported in earnings. The Company elected to apply the fair value option to the following financial assets existing at the time of the adoption:

1.	All of the Company’s available for sale securities reported as other investments, at fair value on the consolidated balance sheets; and

2.	The Company’s investments in the equity method investees of Brigadier and MFCA.

For a discussion of the above financial instruments for which the fair value elections were made and the basis for those elections, see notes 3-D and 5 to the Company’s 2008 Audited Consolidated Financial Statements.

As a result of the adoption of the fair value provisions included in FASB ASC 825, the Company recorded a loss of $11,970, net of tax, as a cumulative effect adjustment to the Company’s beginning members’ capital. This loss was comprised of the following: (1) the removal of the loss of $11,560, net of tax, related to these assets from accumulated other comprehensive loss; (2) a loss of $331, net of tax, related to an adjustment between the fair value and the carrying value for the Company’s investment in MFCA on January 1, 2008; and (3) a loss of $79, net of tax, related to the reversal of accrued interest on the most junior CDO securities for which the fair value option was elected at the date of adoption. Refer to notes 3-D and 5 to the Company’s 2008 Audited Consolidated Financial Statements for additional information. The changes in fair value of these instruments are recorded in principal transactions and other income in the consolidated statements of operations.

FASB ASC 320 requires that the Company classify its investments as either (i) held to maturity, (ii) available for sale, or (iii) trading. This determination is made at the time a security is purchased or otherwise acquired.

In all periods presented, the Company had no securities classified as held to maturity or available for sale. Securities classified as trading are recorded at fair value. The determination of fair value is based on quoted market prices of an active exchange, independent broker market quotations, or, when such quotations are unavailable, valuation models prepared by the Company’s management. These models include estimates and the valuations derived from them could differ materially from amounts realizable in an open market exchange.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

When the Company acquires an investment, a distinction is made that impacts the Company’s accounting treatment. If the investment is acquired and expected to be held for a considerable period of time it is classified as other investments, at fair value. If however, it is expected to be sold in the near term, it is classified as investments-trading. If the investment is acquired as part of the initial issuance and deal closing of the security, the investment is referred to as an investment in a Primary Issuance. If the investment is acquired subsequent to its initial issuance, the investment is referred to as an investment in a Secondary Issuance. Primary Issuance securities are generally classified as other investments, at fair value and Secondary Issuance securities are generally classified as investments-trading in the consolidated balance sheets.

Other Investments, at fair value

Unrealized and realized gains and losses on securities classified as other investments, at fair value in the consolidated balance sheets are recorded as a component of principal transactions and other income in the consolidated statements of operations. Other investments, at fair value may include securities that were issued by CDO entities. Such securities are referred to as CDO Securities.

Investments-trading

Unrealized and realized gains and losses on securities classified as investments-trading are recorded in net trading in the consolidated statements of operations. Investments-trading may include CDO Securities.

Also, from time to time, the Company may be deemed to be the primary beneficiary of a variable interest entity and may be required to consolidate it and its investments under the provisions included in FASB ASC 810, Consolidation (“ASC 810”) (see note 3-F). In those cases, the Company’s classification of the assets as trading, available for sale, or held to maturity will depend on the investment’s intended use by the variable interest entity.

E. Investment Vehicles

As of September 30, 2009 and December 31, 2008, the Company had investments in several Investment Vehicles. When making an investment in an Investment Vehicle, the Company must determine the appropriate method of accounting for the investment. In most cases, the Company will either (i) account for its investment under the equity method of accounting or (ii) account for its investment as a marketable equity security under the provisions of FASB ASC 320. In either case, the Company may account for its investment at fair value under the fair value option election included in FASB ASC 825. The Company also performs a consolidation assessment of all Investment Vehicles.

The Company may treat an investment in equity of an entity under the equity method of accounting when it has significant influence (as described in the Codification) in the investee. Significant influence is commonly interpreted as owning between 20% and 50% of an investee. However these percentages are only a guideline and the Company considers the unique facts and circumstances of each investment. In addition, the Company may elect to account for its investment at fair value under the fair value option included in FASB ASC 825.

The Company consolidates an investment when it has control of the investee. In general, control is interpreted as owning in excess of 50% of the voting interest of an investee. However, this percentage is only a guideline and the Company considers the unique facts and circumstances of each investment.

In addition, if the Company determines the investee is a variable interest entity and the Company is the primary beneficiary, the Company will consolidate the investee under the requirements for the consolidation of variable interest entities included in FASB ASC 810.

If the Company determines that it is not required to consolidate an investee; and does not have significant influence over the investee, it will account for the investment as a marketable equity security under the provisions included in FASB ASC 320.

The following discussion describes the Company’s accounting policy as it pertains to the Company’s Investment Vehicles other than investments in CDO securities, the associated management contracts, and other related transactions.

Alesco Financial Inc. (“AFN”)

The Company has an investment in and serves as external manager of AFN.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Alesco Financial Trust (“AFT”) began operations in January 2006 when it completed a private offering of securities, and the Company purchased 400,000 shares of AFT at the initial private offering price of $10 per share. In 2006, AFT merged with a public company, Sunset Financial Resources, Inc. (“Sunset”). As part of the merger, each holder of AFT shares received 1.26 shares of Sunset. Following the merger, Sunset changed its name to AFN.

AFN is a publicly traded REIT. AFN has historically invested in (i) subordinated debt financings originated by the Company or third parties, primarily in the form of TruPs issued by banks or bank holding companies and insurance companies, and surplus notes issued by insurance companies; (ii) leveraged loans made to small and mid-sized companies in a variety of industries, including the consumer products and manufacturing industries; and (iii) mortgage loans and other real estate related senior and subordinated debt securities, RMBS, and CMBS.

As of September 30, 2009 and December 31, 2008, the Company owned less than 1% of AFN’s outstanding shares. The chairman and principal of the majority member of the Company serves as the chairman of AFN and the Company’s Chief Operating Officer (“COO”) also serves as a member of AFN’s board of directors. The Company’s COO serves as the Chief Executive Officer (“CEO”) of AFN. The Company concluded that this arrangement does not rise to the level of significant influence and accounted for its investment as a marketable equity security classified as available for sale prior to 2008. The Company elected to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option provisions included in FASB ASC 825 effective January 1, 2008. See notes 3-D and 8 for further information.

The Company serves as external manager of AFN. The management contract for AFN includes a base fee, an incentive fee, and an asset management fee credit.

(i)	The base fee is calculated as a percentage of the equity of AFN (as defined in the agreement) and is determined on a monthly basis. The base fee must be approved by the board of AFN.

(ii)	The incentive fee is calculated based on the percentage that AFN’s net income (as defined in the agreement) exceeds certain thresholds and is determined and paid on a quarterly basis. There is no recapture of incentive fee earned or paid in previous quarters. The incentive fee must be approved by the board of AFN.

(iii)	The asset management fee credit reduces the amount otherwise payable by AFN by an amount equal to AFN’s proportionate share, based on AFN’s equity interest in a CDO, of any asset management fees paid to the Company for managing a CDO in which AFN invests. It is determined on a quarterly basis. The management fee credit can reduce the base fee and incentive fee earned in any quarter, but can not reduce it below zero. It can not be applied against base management fees or incentive fees earned in previous quarters.

The Company records the base and incentive management fees (net of applicable management fee credit) on a quarterly basis.

See note 4 for a discussion of the proposed merger with AFN.

Brigadier

The Company has an investment in and serves as external manager of a series of investment funds and related entities (collectively, the “Brigadier Entities”).

Brigadier, formed by the Company in May 2006, is a series of investment funds that primarily earns investment returns by investing in various fixed income and credit market related investments and related securities through its related master fund (described below). Brigadier has a single master fund and two feeder funds. One feeder fund is referred to as the onshore feeder fund and is designed for investors that are non tax exempt U.S. taxpayers. Foreign and U.S. tax-exempt investors invest through a second feeder fund referred to as the offshore feeder fund.

The Company is the general partner and made an initial investment in the onshore feeder fund. The Company has no ownership interest in the offshore feeder fund. In addition to being general partner of the onshore feeder fund, the Company has made an investment as a limited partner as well.

In addition, there was a separate account (the “Brigadier Separate Account”) for one investor which followed the same investment strategy as Brigadier and was managed by the same personnel that manage Brigadier. The separate account was redeemed during the second quarter of 2009. The Company had no ownership interest in the Brigadier Separate Account.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

FASB ASC 810 generally requires that an investee should be consolidated if the Company owns a majority interest unless such control is deemed to be temporary. During certain periods, the Company has owned a majority of limited partner interests in the onshore feeder fund, which is generally an indicator of control. However, the Company has deemed its control to be temporary. Accordingly, the Company utilized the equity method of accounting for this investment from inception. Under the equity method of accounting, the Company recognizes its share of the partnership’s net income as income from equity method affiliates in the consolidated statements of operations. Any distributions received would be treated as a reduction in the investment balance.

As of September 30, 2009 and December 31, 2008, the Company owned 53% and 40%, respectively, of the onshore feeder fund through its general and limited partnership interests.

The Company is also the general partner of the onshore feeder fund. The provisions of determining whether a general partner controls a limited partnership or similar entity when the limited partners have certain rights included in FASB ASC 810, require that the general partner be deemed to have control, and thereby consolidate the partnership, regardless of actual voting percentage, unless the other partners have substantive kick-out rights, as defined in FASB ASC 810. In the case of the onshore feeder fund, the unaffiliated limited partners can replace the Company as general partner through the vote of a simple majority of the voting interests without taking into account the Company’s limited partnership investment. Therefore, the Company has concluded that substantive kick-out rights do exist and the Company would not be deemed to have control and is therefore not required to consolidate the investment fund.

Effective January 1, 2008, the Company elected to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option provisions included in FASB ASC 825. See notes 3-D and 8 for further information.

The Company also serves as external manager of the onshore feeder fund, the offshore feeder fund, and the Brigadier Separate Account. The management contract for these entities includes a base fee, an incentive fee and an asset management fee credit.

(i)	The base fee is calculated as a percentage of the net asset value of each entity (as defined in the agreement) on a monthly basis.

(ii)	The incentive fee is based on the return earned for the investors. It is determined on an annual basis.

(iii)	The management fee credit excludes, from the calculation of the base fee, the net asset value of any investments the Brigadier Master Fund holds in Company-sponsored CDOs. It is determined on a monthly basis. The Brigadier management fee credit cannot be applied against previous month’s base fees and can not be applied against incentive fees in any case.

The base fee and management fee credit are recognized on a monthly basis. The Company recognizes the incentive fee once it is determined at the end of each year. In the event of redemptions, the incentive fees attributable to the redeeming investors are fixed at the point in time of redemption. Therefore, the Company will recognize during the year, any incentive fees guaranteed to it on the redeemed investment for the stub period of the year up to the redemption. The Company accrues for the guaranteed incentive fee in the period the redemption occurs. The Company does not accrue any other estimated incentive fee throughout the year (i.e. incentive fee attributable to non-redeeming investors).

The Company does not earn management and incentive fees on its own investment in the onshore feeder fund.

Dekania Corp. (“DEKU”)

In 2007, the Company sponsored the creation of Dekania Corp. (“DEKU”), a newly organized business combination company (“BCC”). A BCC is a company formed for the purpose of acquiring one or more unidentified businesses. DEKU completed a public offering in February 2007 and was listed on the NYSE Alternext, which is now the NYSE Amex, under the symbol “DEK.”

As of December 31, 2008, the Company owned 14% of DEKU’s outstanding shares. However, the chairman and principal of the majority member of the Company as well as certain employees of the Company also owned shares of DEKU. When these shares were taken into account, the Company beneficially owned approximately 22% of DEKU’s outstanding shares as of December 31, 2008. Finally, the chairman and principal of the majority member of the Company were one of five members of the board of directors of DEKU. The Company had determined that these facts rose to the level of significant influence.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Accordingly, the Company treated its initial investment as an equity method investment (which was recorded in investment in equity method affiliates in the consolidated balance sheets) and recognized its share (14%) of DEKU’s earnings or losses over time as income or loss from equity method affiliates in the consolidated statements of operations. The Company did not elect to carry to its investment at fair value under the fair value option provisions included in FASB ASC 825 (see note 3-D).

In February 2009, DEKU liquidated and its securities ceased trading on the NYSE Amex on February 18, 2009. It was removed from listing and registration on the NYSE Amex on March 2, 2009. DEKU distributed its funds from the trust account, established as part of its initial public offering, to the holders of shares of common stock sold in the initial public offering. The Company (through its existing letter of credit as of December 31, 2008) paid $2,599 to the Dekania Trust in conjunction with its liquidation. Additionally, the Company wrote off its equity method investment in DEKU for a total charge of $4,482, reported in loss from equity method affiliates in the consolidated statement of operations. In August 2009, DEKU received an income tax refund of $1,152 which it paid to the Company to reimburse it for monies previously spent on behalf of DEKU. The Company had a related party receivable of $962 which was extinguished upon the receipt of the refund. The remaining balance of the refund, net of expenses, was offset against the loss from equity method affiliates. The total loss from equity method affiliates related to DEKU was $4,339 for the nine months ended September 30, 2009.

The Company did not serve as external manager of DEKU. The Company had a facilities sharing agreement with DEKU (see note 17).

Star Asia Management, LTD (“Star Asia Manager”) and Star Asia Finance, Limited (“Star Asia”)

The Company has an investment in Star Asia Manager and an investment in Star Asia. Star Asia Manager serves as external manager to Star Asia.

Star Asia invests primarily in Asian commercial real estate structured finance products, including CMBS, corporate debt of REITs and real estate operating companies, B notes, mezzanine loans and other commercial real estate fixed income investments.

As of September 30, 2009 and December 31, 2008, the Company owned approximately 9% of Star Asia’s outstanding shares. However, the chairman and principal of the majority member of the Company as well as certain related parties of the Company also own shares of Star Asia. When these shares are taken into account, the Company beneficially owned approximately 12% of Star Asia’s outstanding shares as of September 30, 2009 and December 31, 2008. Finally, the chairman and principal of the majority member of the Company is one of seven members of the board of directors of Star Asia. The Company concluded that this arrangement does not rise to the level of significant influence and accounted for its investment as a marketable equity security classified as available for sale prior to January 1, 2008. Effective January 1, 2008, the Company elected to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option election included in FASB ASC 825. See notes 3-D and 8 for further information.

In January 2007, the Company made an initial investment in Star Asia Manager. Mercury Partners, LLC (“Mercury”) made an equal investment in Star Asia Manager. The Company and Mercury each own 50% of Star Asia Manager. Accordingly, the Company has concluded it does not control Star Asia Manager and treats its investment under the equity method. The Company did not elect to carry its investment at fair value under the fair value option election included in FASB ASC 825. See note 3-D for further information.

Star Asia Manager also serves as external manager of Star Asia. The management contract includes a base fee, an incentive fee, and an asset management fee credit.

(i)	The base fee is calculated as a percentage of the equity of Star Asia (as defined in the agreement) and is determined on a monthly basis.

(ii)	The incentive fee is calculated based on the percentage that Star Asia’s net income exceeds certain thresholds and is determined on a quarterly basis. There is no recapture of incentive fee earned or paid in previous quarters.

(iii)	The management fee credit reduces the amount otherwise payable by Star Asia by an amount equal to Star Asia’s proportionate share, based on Star Asia’s equity interest in a CDO, of any asset management fees paid to the Company or Mercury for managing a CDO in which Star Asia invests. It is determined on a monthly basis. The management fee credit can reduce the base fee earned in any month and incentive fee earned in any quarter, but can not reduce either below zero. It cannot be applied against management fees earned in previous months and incentive fees earned in previous quarters.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Star Asia Manager recognizes the base fee and management fee credit on a monthly basis. Star Asia Manager recognizes the incentive fee on a quarterly basis. The Company recognizes its share of Star Asia Manager’s earnings on a monthly basis according to the equity method of accounting.

EuroDekania Limited (“EuroDekania”)

The Company has an investment in, and serves as external manager of EuroDekania.

EuroDekania invests primarily in hybrid capital securities of European bank and insurance companies, CMBS, and RMBS. EuroDekania’s investments are denominated in Euros or British Pounds.

As of September 30, 2009 and December 31, 2008, the Company owned 2% of EuroDekania’s outstanding shares. However, the chairman and principal of the majority member of the Company, as well as certain employees of the Company, also own shares of EuroDekania. When these shares are taken into account, the Company beneficially owns approximately 3% of EuroDekania’s outstanding shares as of September 30, 2009 and December 31, 2008. Finally, the chairman and principal of the majority member of the Company is one of five members of the board of directors of EuroDekania. The Company concluded that this arrangement does not rise to the level of significant influence and accounted for its investment as a marketable equity security classified as available for sale prior to 2008. Effective January 1, 2008, the Company elected to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option provisions included in FASB ASC 825. See notes 3-D and 8 for further information.

The Company also serves as external manager of EuroDekania. The management contract includes a base fee, an incentive fee, and an asset management fee credit.

(i)	The base fee is calculated as a percentage of the equity of EuroDekania (as defined in the agreement). It is determined on a monthly basis.

(ii)	The incentive fee is calculated based on the percentage that EuroDekania’s net income exceeds certain thresholds and is determined on a quarterly basis. There is no recapture of incentive fee earned or paid in previous quarters.

(iii)	The management fee credit reduces the amount otherwise payable by EuroDekania by an amount equal to EuroDekania’s proportionate share, based on EuroDekania’s equity interest in a CDO, of any asset management fees paid to the Company for managing a CDO in which EuroDekania invests. It is determined on a monthly basis. The management fee credit can reduce the base fee earned in any month and incentive fee earned in any quarter, but can not reduce either below zero. It cannot be applied against management fees earned in previous months and incentive fees earned in previous quarters.

The base fee and management fee credit are recognized on a monthly basis. The Company recognizes the incentive fee on a quarterly basis.

Muni Funding Company of America, LLC

The Company has an investment in MFCA. The Company served as external manager of MFCA from MFCA’s inception until March 18, 2009 (see note 6).

MFCA primarily invests in securities that are exempt from U.S. federal income taxes. MFCA would acquire these securities through structured tax exempt pass through (STEP) vehicles which are similar in nature to a CDO as well as other structured credit entities. MFCA is a limited liability company.

As of September 30, 2009 and December 31, 2008, the Company owned 3% of MFCA’s outstanding shares. The chairman and principal of the majority member of the Company serves as one of the members of the board of directors of MFCA and the CEO of the Company served as a member of the board of directors of MFCA until March 18, 2009. If MFCA were a corporation, the Company would have concluded that this arrangement does not rise to the level of significant influence and accounted for its investment as a marketable equity security classified as available for sale. However, because MFCA is a limited liability company which maintains separate capital accounts for each investor, the determination of significant influence falls under the scope of FASB ASC 323, Investments – Equity Method and Joint Ventures. Under the guidance in FASB ASC 323, each investor is required to utilize the equity method unless its interest is so minor that the investor would virtually have

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

no influence over the company and its financial policies. Therefore, the Company accounted for its investment in MFCA under the equity method of accounting prior to January 1, 2008. Effective January 1, 2008, the Company elected to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option provisions included in FASB ASC 825. See notes 3-D and 8 for further information.

During the period that the Company served as external manager of MFCA, the Company would calculate the base fee for managing MFCA as a percentage of the equity of MFCA (as defined in the agreement) reduced by a management fee credit, if any, based on MFCA’s interest in a STEP of any asset management fees paid to the Company for managing a STEP in which MFCA invested. The base fee and asset management credit were determined on a monthly basis. The Company did not record any incentive fee for the nine and three months ended September 30, 2009 and 2008.

Strategos Deep Value Mortgage Fund (“Deep Value”)

The Company has an investment in and serves as external manger of Deep Value and other related entities, a series of closed-end distressed debt funds (collectively, the “Deep Value Entities”). The Deep Value Entities raise capital from investors, and earn investment returns primarily by investing in a diversified portfolio of asset backed securities consisting primarily of residential mortgage backed securities and other real estate related securities, as well as other U.S. real estate related assets and related securities.

To date, the Company has closed two master funds. The first master fund has two feeder funds. One feeder fund is referred to as the onshore fund and is designed for investors that are non tax exempt U.S. taxpayers. Foreign and U.S. tax-exempt investors invest through a second feeder fund referred to as the offshore fund. The second master fund does not have feeder funds. Investors hold limited partner interests in the feeder funds (in the case of the first master fund) or in the master fund itself (in the case of the second master fund). Deep Value GP serves as the general partner for the feeder funds (in the case of the first master fund) and the master fund itself (in the case of the second master fund).

The Company serves as the external manager of the Deep Value Entities. The Company owns 50% of the Deep Value GP. In addition, the Company has made limited partnership investments in certain of the feeder funds.

The Company’s Limited Partnership Investment in the feeder funds

FASB ASC 810 generally requires that an investee should be consolidated if the Company owns a majority interest unless such control is deemed to be temporary.

As of December 31, 2008 and through the first quarter of 2009, the Company directly owned 55% in the onshore feeder fund through its limited partnership interests. Accordingly, the Company concluded that it should consolidate the onshore feeder fund. During the second quarter of 2009, the Company’s ownership percentage in the onshore feeder fund declined to 30% and continues to remain at 30% as of September 30, 2009. Accordingly, in the second quarter of 2009, the Company deconsolidated the onshore feeder fund. No gain or loss was recognized related to the deconsolidation as the amounts transferred were already based on fair value. As of September 30, 2009, the Company’s investments in the feeder funds are included in other investments, at fair value in the consolidated balance sheets and are carried at fair value with changes in fair value recorded as a component of principal transactions and other income in the consolidated statement of operations under the fair value option provisions included in FASB ASC 825.

The feeder funds are accounted for as investment companies under FASB ASC 946. Under FASB ASC 946, feeder funds do not consolidate the master funds that they invest in. Additionally, pursuant to the specialized accounting rules of FASB ASC 946, feeder funds reflect their pro-rata share of the individual income statement line items of their master fund similar to a proportionate consolidation. During the period the Company consolidated the onshore feeder fund, it retained the specialized accounting of these funds pursuant to FASB ASC 810. Accordingly, the onshore feeder fund’s investment in its master fund is included in other investments, at fair value in the consolidated balance sheets as of December 31, 2008. Additionally, the onshore feeder fund’s statements of operations are included in the Company’s consolidated statements of operations for the relevant periods of 2009, prior to the deconsolidation in the second quarter of 2009. During the periods that the onshore feeder fund was consolidated, all intercompany transactions were eliminated and noncontrolling interest was recorded representing the portion of the onshore feeder fund which was not owned by the Company.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

The Company’s ownership interest in Deep Value GP

The Company owns 50% of the Deep Value GP. The remaining 50% is owned by certain employees of the Company. The general partner is structured as a limited liability company but keeps separate capital accounts and is taxed as a partnership. The operating agreement provides that all major decisions be made unanimously by the members (i.e., the Company and certain employees). Accordingly, the Company has concluded it does not control the general partner and should not consolidate it. Under the provisions related to equity method investments and joint ventures included in FASB ASC 323, each investor is required to utilize the equity method of accounting unless its interest is so minor that the investor would have virtually no influence over the company and its financial policies. Therefore, the Company accounted for its investment in the general partner under the equity method of accounting. The Company did not elect to carry its investment at fair value with changes in fair value recorded in earnings under the fair value option provisions included in FASB ASC 825.

The Company’s management contract with the Deep Value Entities

The Company also serves as external manager of the Deep Value Entities. The management contract includes a base management fee. In addition, the limited partnership agreements include an incentive fee payable to the Deep Value GP. The Company does not earn management and incentive fees on its own investment in any of the Deep Value funds or those investments made by its employees and certain of its private agents. The base fee is calculated as a percentage of either the capital drawn in the fund or the net asset value of the fund. The incentive fee is based on cash available for distribution after the investors have received their return of capital and an agreed upon minimum annual cumulative investment return.

The base fee is recognized on a monthly basis by the Company. The Deep Value GP recognizes the incentive fee once the fee is fixed (according to the terms of the limited partnership agreement) which will occur after the limited partners have received their return of capital and an agreed upon minimum annual cumulative investment return. The Deep Value GP does not accrue an estimated incentive fee throughout the year or in any year prior to the return of capital and the attainment of the agreed upon minimum annual cumulative investment return.

F. Variable Interest Entities

The provisions of FASB ASC 810 require that the Company consider if it is the primary beneficiary of variable interest entities (“VIE”) in which the Company holds a variable interest. Historically, the Company has sponsored CDOs and holds variable interests in VIEs through its investments in CDOs as well as its subordinated and incentive management fee of CDOs it manages.

Once it is determined that the Company holds a variable interest in a VIE, FASB ASC 810 requires that the Company perform an expected loss calculation to determine the primary beneficiary of the VIE. The holder of the variable interests that absorb a majority of the expected losses or expected residual returns is considered the primary beneficiary. If the Company is deemed to be the primary beneficiary, it is required to consolidate the VIE.

There are two potential VIEs to consider with each CDO, as described below:

The Trust SPE and the CDO SPE: In general, the CDO SPE would be considered a VIE and, depending on its governing documents, the Trust SPE may also be a VIE. The Company holds variable interests in the CDO SPE or Trust SPE through (i) incentive and subordinated management fees it earns as asset manager of the CDO, and (ii) any CDO Securities it holds. In general, the Company has determined that the holder of a majority of the most junior CDO Securities would be deemed to be the primary beneficiary of the CDO SPE and the Trust SPE (when applicable). In the Company’s case, however, it may be deemed to be the primary beneficiary even if it holds less than a majority of the most junior CDO Securities because of the additional variable interest it holds through its subordinated and incentive management fees. However, the Company has generally found that the amount of variability absorbed by its subordinated and incentive management fees is small, and, therefore, its investment in the most junior CDO Securities would have to approximate a majority of the most junior CDO Securities in order to be deemed to be the primary beneficiary. To date, the Company has determined it is not the primary beneficiary of any CDO SPE or Trust SPE. If the Company were to determine that it is the primary beneficiary of any CDO SPE or Trust SPE, the Company would record the assets and liabilities of each and establish a noncontrolling interest for the portion of the most junior CDO Securities that it did not hold.

As discussed above, the Company has variable interests in its sponsored CDOs but is not the primary beneficiary and therefore is not consolidating the CDO VIEs. The maximum potential financial statement loss the Company would incur if the CDOs were to default on all of their obligations would be (i) the loss of value of the CDO Securities that the Company holds in its inventory at the time (see note 8), and (ii) any management fee receivables.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

See note 8 for a discussion of investments held as of September 30, 2009 and December 31, 2008 and detail surrounding CDO Securities held by the Company.

G. Revenue Recognition

New issue and advisory: New issue and advisory revenue includes: (i) securitization revenues associated with arranging new debt offerings collateralized by assets, (ii) fees charged for advisory services and (iii) origination fees for corporate debt issues originated by the Company.

Securitization revenues are recognized as income when the Investment Vehicle closes and is funded or when the related security is sold. Origination fees are recognized when the collateral assets are funded. In some cases, the Company will utilize third party professionals to assist in the provision of some of these functions (primarily origination). In such cases, the Company records the cost of the third party services as a component of professional services and other operating expenses.

Asset management: Asset management revenue consists of CDO asset management fees, fees earned for management of the Company’s permanent capital vehicles and investment funds, and other asset management fees. CDO asset management fees are earned for providing ongoing asset management services to the trust. In general, the Company earns a senior asset management fee, a subordinated asset management fee, and an incentive asset management fee.

The senior asset management fee is generally senior to all the securities in the CDO capital structure and is recognized on a monthly basis as services are performed. The senior asset management fee is generally paid on a quarterly basis.

The subordinated asset management fee is an additional payment for the same services but has a lower priority in the CDO cash flows. If the trust experiences a certain level of asset defaults, these fees may not be paid. There is no recovery by the trust of previously paid subordinated asset management fees. It is the Company’s policy to recognize these fees on a monthly basis as services are performed. The subordinated asset management fee is generally paid on a quarterly basis. However, if the Company determines that the subordinated asset management fee will not be paid (which generally occurs on the quarterly payment date), the Company will stop recognizing additional subordinated asset management fees on that particular trust and will reverse any subordinated asset management fees that are accrued and unpaid. The Company will begin accruing the subordinated asset management fee again if payment resumes and, in management’s estimate, continued payment is reasonably assured. If payment were to resume but the Company was unsure of continued payment, it would recognize the subordinated asset management fee as payments were received and would not accrue on a monthly basis.

The incentive management fee is an additional payment, made typically after five to seven years of the life of a CDO, which is based on the clearance of an accumulated cash return on investment (“Hurdle Return”) received by the most junior CDO Securities holders. It is an incentive for the Company to perform in its role as asset manager by minimizing defaults and maximizing recoveries. The incentive management fee is not ultimately determined or payable until the achievement of the Hurdle Return by the most junior CDO Securities holders. The Company does not recognize incentive fee revenue until the Hurdle Return is achieved and the amount of the incentive management fee is determinable and payment is reasonably assured.

Other asset management fees represents fees earned for the base and incentive management of other Investment Vehicles that the Company manages (see note 3-E).

Principal transactions and other income: Principal transactions include all gains, losses, and income (interest and dividend) from securities classified as other investments, at fair value in the consolidated balance sheets.

The investments classified as other investments, at fair value are carried at fair value. The determination of fair value is based on quoted market prices of an active exchange, independent broker market quotations, or, when such quotations are unavailable, valuation models prepared by the Company’s management. These models include estimates, and the valuations derived from them could differ materially from amounts realizable in an open market exchange. Dividend income is recognized on the ex-dividend date.

Other income includes foreign currency gains and losses, interest earned on cash and cash equivalents, and other miscellaneous income.

Net trading: Net trading includes: (i) all gains, losses, and income (interest and dividend) from securities classified as investments-trading; (ii) interest income and expense from collateralized securities transactions; and (iii) commissions and riskless trading profits. Riskless principal trades are transacted through the Company’s proprietary account with a customer

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

order in hand, resulting in little or no market risk to the Company. Transactions are recognized on a trade date basis. The investments classified as trading are carried at fair value. The determination of fair value is based on quoted market prices of an active exchange, independent broker market quotations, or, when such quotations are unavailable, valuation models prepared by the Company’s management. The models include estimates, and the valuations derived from them could differ materially from amounts realizable in an open market exchange.

Net trading is reduced by interest expense which is directly incurred to purchase income generating assets related to trading activities. Such interest expense is recorded on an accrual basis.

H. Equity-Based Compensation

The Company adopted the provisions related to share-based payments included in FASB ASC 718, Compensation-Stock Compensation (“FASB ASC 718”), beginning for the year ended December 31, 2005. Prior to 2005, the Company had not issued any share based payments. Beginning in 2005 and to date, the Company has issued both restricted membership units (“Restricted Units”) and unit options (“Options”). Restricted Units include actual membership interests of the Company which may be subject to certain restrictions as well as long term incentive profit (“LTIP”) units.

When issuing equity compensation, the Company first determines the fair value of the Restricted Units or Options granted. In determining the fair value, the Company uses internal valuation models developed with the assistance of an independent third party appraiser. In the case of Restricted Units, the Company will use the most recent valuation to ascertain the value of the units granted or vested, as the application of FASB ASC 718 requires depending on the facts or circumstances. In the case of the Options, the Company will set the strike price at the per unit value implied by the valuation used. The Options are valued based on that strike price and other assumptions using the Black-Scholes valuation method.

Once the fair value of the Restricted Units or Options granted is determined, the Company determines whether the grants qualify for liability or equity treatment. The individual rights of the equity grants are the determining factors of the appropriate treatment (liability or equity). In general terms, if the Restricted Units or Options granted have certain features (like put or cash settlement options) that give employees the right to redeem the grants for cash instead of equity of the Company, the grants will require liability treatment. Otherwise, equity treatment is generally appropriate.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

If the grants qualify for equity treatment, the value of the grant is recorded as an expense as part of compensation and benefits in the consolidated statements of operations. The expense is recorded ratably over the service period as defined in FASB ASC 718 which is generally the vesting period. The offsetting entry is to members’ equity. In the case of grants that qualify for equity treatment, no adjustment to the related compensation expense is made for subsequent valuations obtained in conjunction with subsequent equity grants. The only adjustments made would be to account for differences between actual forfeitures of grants when an employee leaves the Company and initial estimate of forfeitures.

If the grants were to qualify for liability treatment, the treatment is the same as above except that the offsetting entry is to a liability for equity compensation. In addition, in the case of grants that qualify for liability treatment, the Company would adjust the total compensation and the liability for equity compensation to account for subsequent valuations as well as forfeitures as described in the preceding paragraph.

The vesting of Restricted Units may be considered a taxable event to the individual recipient. At times, the Company has agreed to pay the recipient a bonus (“Gross Up Bonus”) to reimburse the individual for the tax liability incurred due to the receipt of the non-cash compensation. The Company records an expense for the Gross Up Bonus and includes it as part of compensation and benefits in the consolidated statements of operations.

I. Recent Accounting Developments

In June 2009, the FASB issued new guidance on the accounting for transfers of financial assets. The new guidance, which was issued as Statement of Financial Accounting Standards (“SFAS”) No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, has not yet been integrated into the Codification. Accordingly, this accounting standard will remain authoritative until integrated. The new guidance seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. Specifically, the new guidance eliminates the concept of a qualifying special purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. The Company is currently evaluating the impact, if any, of the adoption of the new guidance will have on its consolidated financial statements.

In June 2009, the FASB issued revised guidance on the accounting for variable interest entities. The revised guidance, which was issued as SFAS No. 167, Amendment to FASB Interpretation No. 46(R), has not yet been integrated into the Codification. Accordingly, this accounting standard will remain authoritative until integrated. The revised guidance deals with determining whether an entity is a VIE and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under the revised guidance, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The revised guidance also requires an enterprise to assess whether it has an implicit responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The revised guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. The Company is currently evaluating the impact; the adoption of the revised guidance will have on its consolidated financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value (“ASU 2009-05”) which amends FASB ASC 820 for the accounting for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following valuation techniques: 1) the quoted price of the identical liability when traded as an asset, 2) the quoted prices for similar liabilities or similar liabilities when traded as assets and/or 3) another valuation technique that is consistent with the principles of fair value measurements. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include an adjustment for restrictions that prevent the transfer of the liability and if an adjustment is applied to the quoted price used in a valuation technique, the result is a Level 2 or 3 fair value measurement. The new guidance is effective for interim and annual periods beginning after August 27, 2009. The Company is currently evaluating the impact, if any, the adoption of the provisions of ASU 2009-05 will have on its consolidated financial statements.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605) – Multiple Deliverable Revenue Arrangements (“ASU 2009-13”) which amends existing revenue recognition accounting pronouncements that are currently within the scope of ASC 605, Revenue Recognition. ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. In addition, this guidance also expands the disclosure requirements for revenue recognition. The new guidance in ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently evaluating the impact, if any, the adoption of the provisions of ASU 2009-13 will have on its consolidated financial statements.

J. Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments. These determinations were based on available market information and appropriate valuation methodologies. Considerable judgment is required to interpret market data to develop the estimates and, therefore, these estimates may not necessarily be indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Refer to note 8 for a discussion of the fair value hierarchy.

Cash and cash equivalents: These amounts are carried at historical cost which is assumed to approximate fair value.

Investments-trading: These amounts are carried at fair value. The fair value is based on either quoted market prices of an active exchange, independent broker market quotations, or valuation models when quotations are not available.

Other investments: These amounts are carried at fair value. The fair value is based on quoted market prices of an active exchange, independent broker market quotations, or valuation models when quotations are not available.

Debt: These amounts are carried at the outstanding principal amount which is assumed to approximate fair value.

Derivatives: These amounts are carried at fair value. The fair value derived from market information and appropriate valuation methodologies reflect the estimated amounts that the Company would receive or pay to terminate the transaction at the reporting date.

4. MERGER WITH AFN

On February 20, 2009, the Company signed a definitive merger agreement with AFN. Subject to AFN shareholder approval and other required closing conditions, the Company will merge with a wholly owned subsidiary of AFN and will survive the merger as a majority owned subsidiary of AFN. In the business combination, (1) each Cohen Class A membership unit together with one Cohen Class B membership unit will entitle the holder thereof to either receive 0.57372 shares of AFN common stock or retain 0.57372 recapitalized Cohen membership units and (2) Daniel G. Cohen, who owns all of the Cohen Class C membership units, will be entitled to receive one share of AFN Series A Voting Convertible Preferred Stock, par value $0.001 per share, which is referred to herein as the Series A Share. The Series A share will have no economic rights but will entitle Mr. Cohen to elect at least one-third (but less than a majority) of the merged company’s board of directors. On or after October 1, 2010, Mr. Cohen may convert the Series A share into AFN Series B Voting Non-Convertible Preferred Stock, par value $0.001 per share, which will have no economic rights but will entitle Mr. Cohen to vote together with AFN’s stockholders on all matters presented to its stockholders and to exercise approximately 31.9% of the voting power of AFN’s common stock (assuming all Cohen members except Mr. Cohen elect to receive AFN common stock in the business combination and there is no change in AFN’s capitalization).

The recapitalized Cohen membership units may be redeemed for cash or, at AFN’s discretion, an equivalent number of shares of AFN common stock at any time in the future after a minimum required holding period (the six-month period following the completion of the business combination for all members other than Mr. Cohen and the three-year period following the completion of the business combination for Mr. Cohen), which will apply to any interests not converted immediately upon the effectiveness of the business combination. If all recapitalized Cohen membership units were to be converted into shares of AFN’s common stock, AFN’s existing stockholders (including the Company’s members who may own AFN shares directly) would own 38.5% and current Cohen members would own 61.5% of AFN post-business combination.

The Company will be treated as the acquirer for accounting purposes.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

The proposed merger, which is expected to close during the fourth quarter of 2009, is subject to a number of closing conditions, including the receipt of third party consents and other conditions set forth in the definitive merger agreement. In addition, the merger is subject to approval by the affirmative vote of a majority of the votes cast by holders of AFN’s common stock, provided that the number of votes cast on the matter is over 50% of the votes entitled to be cast on the proposal.

The business combination will be treated as a reverse merger. The Company has been determined to be the acquirer for purposes of U.S. GAAP. The consideration transferred (that is, the purchase price or cost of the business combination) will be equal to the market capitalization of AFN’s common stock as of the effective date of the business combination. Any difference between the estimated fair value of the net assets acquired and the consideration transferred shall be treated as either goodwill (if the consideration transferred exceeds the fair value of the net assets acquired) or bargain purchase (if the fair value of the net assets acquired exceeds the consideration transferred). As an accounting matter, Cohen shall be treated as the accounting acquirer. Therefore, the combined company’s historical results prior to the effective date of the business combination will be Cohen’s stand-alone results. Subsequent to the business combination, the combined company’s results will be the consolidated results of both AFN’s and the Company’s operations. All of the Company’s net assets will be carried forward at their existing accounting basis while AFN’s net assets will be recorded at estimated fair value as of the effective date of the business combination.

After the business combination, the Company will be a consolidated subsidiary of AFN. Each of the current members of the Company will either exchange their Cohen membership units into shares of AFN common stock or retain a direct membership interest in Cohen. Subsequent to the business combination, any membership interest in Cohen (other than the interest held by AFN) will be treated as a noncontrolling interest.

5. SALE OF MANAGEMENT CONTRACTS

On February 27, 2009, the Company sold three CLO management contracts comprising substantially all of the Company’s Emporia business line to an unrelated third party, Allied Capital (NYSE:ALD). The Company received net proceeds from this sale, after the payment of certain expenses, of approximately $7,258. These proceeds were used to pay down the Company’s existing senior debt outstanding. In addition, the Company is entitled to certain contingent payments based on the amount of subordinated management fees received by Allied under the sold CLO management contracts in an amount not to exceed an additional $1,500. In addition to purchasing the management contracts, Allied Capital hired several of the Company’s employees who had serviced these contracts and the Company terminated the remainder.

The sale of two of the three CLO management contracts required AFN’s consent as a majority equity holder in those CLOs. In addition, the sale of the CLO management contracts resulted in a default under a leveraged loan warehouse facility in which AFN had an interest. As a result, the Company agreed to pay $3,000 of the net proceeds to AFN in order to compensate AFN for amounts that it would have otherwise received had the default not occurred under such financing facility. This payment is only required if the merger is not completed.

The Company recorded a net gain on sale of collateral management contracts of $4,616 for the nine months ended September 30, 2009 in the consolidated statement of operations (representing the net cash received of $7,616, which also includes the subordinated management fees received from Allied during the second and third quarters of 2009 less the $3,000 contingent payment due to AFN). The net gain on sale of collateral management contracts for the three months ended September 30, 2009 was $132 which represented the subordinated management fees received during that quarter. The Company recorded the contingent payment as a liability in the consolidated balance sheets. The Company will record the contingent payments to be received from Allied Capital of the subordinated fee (of up to $1,500) as additional gain as such payments are actually received.

6. ASSIGNMENT OF MFCA MANAGEMENT CONTRACT AND SUB-ADVISORY AGREEMENT OF NON PROFIT PREFERRED FUNDING I STEP MANAGEMENT CONTRACT

On February 9, 2009, the Company was advised that a new investor, Tiptree Financial Partners, L.P. (“Tiptree Financial”), acquired approximately 57% of the shares of MFCA.

On March 18, 2009, the board of directors of MFCA approved the assignment of the MFCA management contract between the Company and MFCA to an affiliated entity of Tiptree Financial, Tricadia Capital Management, LLC (“Tricadia”). The Company did not receive cash proceeds for this assignment nor did it receive a termination fee from MFCA related to the termination of the management contract. The Company will receive a participation fee beginning on March 18, 2012 and for the ten year period thereafter equal to 10% percent of the revenue earned in excess of $1,000 annually by Tricadia for managing MFCA. The Company will recognize this fee as income in the consolidated statements of operations when the cash is received.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

On March 18, 2009, the Company and an affiliate of Tricadia, Tricadia Municipal Management, LLC (“TMM”) entered into a sub-advisory agreement related to the management of the NPPF I STEP management contract. The Company continued to receive collateral management fees from NPPF I and served as its manager until April 21, 2009 at which time the Company assigned the management agreement to TMM following the Company’s receipt of the necessary consents from the relevant parties to assign the agreement. Subsequent to March 18, 2009 but prior to the assignment of the management agreement, the Company agreed to pay TMM a sub advisory fee equal to 45% of the management fee revenue the Company received under this management contract. From March 18, 2009 through April 21, 2009, the Company recognized the sub advisory fees to be paid to TMM as a direct reduction to the asset management revenue the Company received from NPPF I. Effective April 22, 2009, TMM serves as the collateral manager and 55% of any management fees TMM receives from NPPF I are paid to the Company. The Company recognizes this sub advisory fee as other income which is a component of principal transactions and other income in the consolidated statements of operations. The Company personnel that provided the services related to this contract were terminated on March 18, 2009 and hired by Tricadia.

7. RECEIVABLES

Receivables are comprised of the following:

RECEIVABLES

(Dollars in Thousands)

	September 30, 2009	December 31, 2008
Asset management fees	$2,842	$5,670
New issue and advisory	456	1,414
Reimbursable costs	79	99
Accrued interest receivable	269	405
Other	199	413

	$3,845	$8,001

Asset management and new issue and advisory receivables are of a routine and short-term nature. These amounts are generally accrued monthly and paid on a monthly or quarterly basis. See note 3-G regarding asset management fees accrued. Reimbursable costs represent various fees paid by the Company but incurred on behalf of an Investment Vehicle managed by the Company that will be reimbursed by the Investment Vehicle. Accrued interest receivable represents interest accrued on the Company’s investment securities. Other receivables represent other miscellaneous receivables that are of a short-term nature.

8. FINANCIAL INSTRUMENTS

Fair Value Measurements

In accordance with FASB ASC 820, the Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the hierarchy under FASB ASC 820 are described below:

Level 1		Financial assets and liabilities whose values are based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2		Financial assets and liabilities whose values are based on one or more of the following:

	1.	Quoted prices for similar assets or liabilities in active markets;

	2.	Quoted prices for identical or similar assets or liabilities in non-active markets;

	3.	Pricing models whose inputs are observable for substantially the full term of the asset or liability; or

	4.	Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Level 3		Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for assets and liabilities within the Level 3 category presented in the tables below may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

A review of the fair value hierarchy classifications is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain financial assets or liabilities. Reclassifications impacting Level 3 of the fair value hierarchy are reported as transfers in/out of the Level 3 category as of the beginning of the quarter in which reclassifications occur.

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2009 and as of December 31, 2008, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value.

FAIR VALUE MEASUREMENTS ON A RECURRING BASIS

(Dollars in Thousands)

	September 30, 2009 Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investments-trading:
U.S. government agency collateralized mortgage obligations	$5,327	$—	$5,327	$—
Mortgage-backed securities and other	3,082	—	3,082	—
CDO Securities	6,888	$—	$—	$6,888

Total investments-trading	$15,297	$—	$8,409	$6,888

Other investments, at fair value:
Equity Instruments:
RAIT	$1,501	$1,501	$—	$—
Other Investment Vehicles	15,686	630	—	15,056
Investment Funds	22,437	—	4,241	18,196
Other	42	42	—	—

Total equity securities	39,666	2,173	4,241	33,252

CDO Securities	2,554	—	—	2,554

Total other investments, at fair value	$42,220	$2,173	$4,241	$35,806

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

FAIR VALUE MEASUREMENTS ON A RECURRING BASIS

(Dollars in Thousands)

	December 31, 2008 Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investments-trading	$16,774	$—	$13,774	$3,000
Other investments, at fair value	59,804	1,599	2,140	56,065
Liabilities:
Accounts payable and other liabilities (1)	$701	$—	$701	$—

(1)	Represents the unrealized loss on the interest rate swap related to the former revolving credit facility that was repaid in June 2009. The interest rate swap was terminated in June 2009 (see notes 9 and 12).

The following provides a brief description of the types of financial instruments the Company holds, the methodology for estimating fair value, and the level within the hierarchy of the estimate.

U.S. Government Agency Collateralized Mortgage Obligations: These are securities, which are generally traded over-the-counter. The broker dealer quoted prices are unadjusted. This is considered a Level 2 value in the hierarchy.

Mortgage-backed Securities and Other: These are securities which the Company obtains third party quotations. These quotes generally represent indicative levels at which a third party may be willing to enter into a transaction. The Company generally classifies the fair value of these securities within Level 2 of the valuation hierarchy.

Equity Investments in Publicly Traded Companies: These are securities which are traded on a recognized liquid exchange. The closing price of the security as of the reporting date is used to determine fair value. This is considered a Level 1 value in the hierarchy.

Equity Investments in Non-Publicly Traded Companies: Most of the non-publicly traded investees of the Company account for themselves as investment companies under FASB ASC 946. Under FASB ASC 946, each investee is required to carry substantially all of their assets at fair value. Prior to third quarter of 2009, the Company’s estimate of the fair value of its investment in these entities was based on valuation models prepared by the Company’s management and were generally classified within Level 3 of the valuation hierarchy. During the third quarter of 2009, the Company adopted the measurement provisions of ASU 2009-12, whereby the Company estimates the fair value of these entities using the reported net asset value per share as of the reporting date. The Company generally classifies these estimates within either Level 2 if its investment in the entity is currently redeemable or Level 3 if its investment is not currently redeemable.

CDO Securities: Where the Company is able to obtain independent market quotations from at least two broker dealers and where a price within the range of the two or three broker dealers is used, CDO Securities will generally be classified as Level 2 of the valuation hierarchy. The independent market quotations from broker dealers are generally nonbinding. The Company seeks quotations from broker dealers that historically have actively traded, monitored, issued, and been knowledgeable about CDO Securities. The Company generally believes that to the extent (1) it receives two quotations in a similar range from broker dealers knowledgeable about CDO Securities, and (2) the Company believes the broker dealers gather and utilize observable market information such as new issue activity in the primary market, trading activity in the secondary market, credit spreads versus historical levels, bid-ask spreads, and price consensus among market participants and sources, then classification as Level 2 of the valuation hierarchy is appropriate. In the absence of two broker dealer market quotations, a single broker dealer market quotation may be used without corroboration of the quote in which case the Company generally classifies the fair value within Level 3 of the valuation hierarchy. If quotations are unavailable, valuation models

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

prepared by the Company’s management are used. These models include estimates and the valuations derived from them could differ materially from amounts realizable in an open market exchange. Fair values based on internal valuation models prepared by the Company’s management are generally classified within Level 3 of the valuation hierarchy.

Derivatives: The Company holds interest rate swaps and credit default swaps, from time to time. The Company obtains counterparty quotes as well as broker dealer quotations to value these instruments. These quotes represent actual levels at which the broker /dealer or counterparty will enter into a transaction. The Company generally classifies the fair value of these instruments within Level 2 of the valuation hierarchy.

Level 3 Assets as of September 30, 2009: Level 3 investments-trading include investments in securitized bank trust preferred securities of $4,248, securitized REIT trust preferred securities of $2,500, a synthetic CDO of $40, and ABS CDOs of $100. As of September 30, 2009, Level 3 other investments, at fair value include investments in non-public entities of $33,252 and CDO Securities of $2,554. The CDO Securities included in other investments, at fair value are comprised of the following products: ABS CDOs of $1,563, securitized bank trust preferred securities of $812, securitized obligations of tax exempt entities of $163, and securitized insurance trust preferred securities of $16.

Level 3 Assets as of December 31, 2008: Level 3 investments-trading include ABS CDOs of $500, and securitized REIT trust preferred securities of $2,500. As of December 31, 2008, Level 3 other investments, at fair value include investments in non-public entities of $51,222 and CDO Securities of $4,843. The CDO Securities included in other investments, at fair value are comprised of the following product lines: ABS CDOs of $4,453, securitized bank trust preferred securities of $118, securitized insurance trust preferred securities of $72, and securitized obligations of tax exempt entities of $200.

The following table presents additional information about assets and liabilities measured at fair value on a recurring basis and for which the Company has utilized Level 3 inputs to determine fair value for the nine and three months ended September 30, 2009 and 2008, respectively:

LEVEL 3 INPUTS

Nine Months Ended September 30, 2009

(Dollars in Thousands)

		Net realized/unrealized gains (losses) included in Income
	January 1, 2009	Net trading	Principal transactions and other income	Transfers in and/or (out), net of Level 3	Purchases and (Sales), net(1)	September 30, 2009	Unrealized gains / (losses) still held(2)
Assets:
Investments-trading:
CDO Securities	$3,000	$(1,672)	$—	$5,752	$(192)	$6,888	$(1,672)

	$3,000	$(1,672)	$—	$5,752	$(192)	$6,888	$(1,672)

Other investments, at fair value:
Equity Securities:
Other Investment Vehicles	$12,749	$—	$1,707	$—	$600	$15,056	$1,707
Investment Funds	38,473	—	4,851	(4,104)	(21,024)	18,196	4,734

Total equity securities	51,222	—	6,558	(4,104)	(20,424)	33,252	6,441
CDO Securities	4,843	—	(2,943)	2,141	(1,487)	2,554	(2,878)

Total other investments, at fair value	$56,065	$—	$3,615	$(1,963)	$(21,911)	$35,806	$3,563

(1)	Includes return of principal/capital of CDO securities and investment funds. In addition, purchases and (sales), net for the investment funds include a decrease of $10,967 related to the Deep Value Onshore Fund’s investment in the Deep Value Master Fund. The Company deconsolidated the Deep Value Onshore Fund as of April 1, 2009 (see notes 3-E and 16).
(2)	Represents the amount of total gains or losses for the period, included in earnings, relating to assets classified as Level 3 that are still held at September 30, 2009.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

LEVEL 3 INPUTS

Nine Months Ended September 30, 2008

(Dollars in Thousands)

		Net realized/unrealized gains (losses) included in Income
	January 1, 2008	Net trading	Principal transactions and other income	Transfers in and/or (out), net of Level 3	Purchases and (Sales), net(1)	September 30, 2008	Unrealized gains / (losses) still held(2)
Assets:
Investments-trading	$15,612	$(1,281)	$—	$(8,701)	$(5,130)	$500	$250
Other investments, at fair value	70,695	—	11,174	(4,000)	2,504	80,373	11,517

(1)	Includes return of principal/capital of CDO securities and investment funds.
(2)	Represents the amount of total gains or losses for the period, included in earnings, relating to assets classified as Level 3 that are still held at September 30, 2008.

LEVEL 3 INPUTS

Three Months Ended September 30, 2009

(Dollars in Thousands)

		Net realized/unrealized gains (losses) included in Income
	June 30, 2009	Net trading	Principal transactions and other income	Transfers in and/or (out), net of Level 3	Purchases and (Sales), net(1)	September 30, 2009	Unrealized gains / (losses) still held(2)
Assets:
Investments-trading:
CDO Securities	$7,288	$(315)	$—	$—	$(85)	$6,888	$(400)

	$7,288	$(315)	$—	$—	$(85)	$6,888	$(400)

Other investments, at fair value:
Equity Securities:
Other Investment Vehicles	$13,557	$—	$1,499	$—	$—	$15,056	$1,499
Investment Funds	19,657	—	2,643	(4,104)	—	18,196	2,643

Total equity securities	33,214	—	4,142	(4,104)	—	33,252	4,142
CDO Securities	3,512	—	211	—	(1,169)	2,554	211

Total other investments, at fair value	$36,726	$—	$4,353	$(4,104)	$(1,169)	$35,806	$4,353

(1)	Includes return of principal/capital of CDO securities and investment funds.
(2)	Represents the amount of total gains or losses for the period, included in earnings, relating to assets classified as Level 3 that are still held at September 30, 2009.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

LEVEL 3 INPUTS

Three Months Ended September 30, 2008

(Dollars in Thousands)

		Net realized/unrealized gains (losses) included in Income
	June 30, 2008	Net trading	Principal transactions and other income	Transfers in and/or (out), net of Level 3	Purchases and (Sales), net(1)	September 30, 2008	Unrealized gains / (losses) still held(2)
Assets:
Investments-trading	$1,381	$(407)	$—	$—	$(474)	$500	$250
Other investments, at fair value	85,060	—	1,648	—	(6,335)	80,373	1,648

(1)	Includes return of principal/capital of CDO securities and investment funds.
(2)	Represents the amount of total gains or losses for the period, included in earnings, relating to assets classified as Level 3 that are still held at September 30, 2008.

The circumstances that would result in transferring certain financial instruments from Level 2 to Level 3 in the fair value hierarchy would typically include what the Company believes to be a decrease in the availability, utility, and reliability of observable market information such as new issue activity in the primary market, trading activity in the secondary market, credit spreads versus historical levels, bid-ask spreads, and price consensus among market participants and sources.

During the first nine months of 2009, the liquidity and transparency surrounding structured credit products, such as CDO securities, continued to diminish. The absence of new issuance activity in the primary market has led to a continually decreasing level of transparency, as seasoned secondary issuances can not be analyzed on a comparative basis relative to new issuances. In addition, diminished trading activity in the secondary market has also led the Company to believe that broker dealer quotations may not be based on observable and reliable market information.

Investments-trading: During the nine months ended September 30, 2009, transfers in to Level 3 reflects the transfers from Level 2 of CDO Securities comprised of bank trust preferred securities, due to decreased observability of inputs. During the three months ended September 30, 2009, there were no transfers in or out of Level 3. During the nine and three months ended September 30, 2008, the transfers out of Level 3 were primarily attributable to the ability to obtain at least two independent broker market quotations and to corroborate the market quotes.

Other investments, at fair value: During the nine months ended September 30, 2009, transfers in to Level 3 reflect the transfers from Level 2 of CDO Securities comprised of bank trust preferred securities, due to decreased observability of inputs. During the nine and three months ended September 30, 2009, the transfers out of Level 3 to Level 2 represent a certain investment fund for which the Company estimated its fair value based on the reported net asset value per share as of the reporting date in accordance with the fair value measurement guidance adopted during the third quarter of 2009. During the three months ended June 30, 2009, there were no transfers in to Level 3. During the nine months ended September 30, 2008, the transfers out of Level 3 were primarily attributable to the ability to obtain at least two independent broker market quotations and to corroborate the market quotes. During the three months ended September 30, 2008, there were no transfers in or out of Level 3.

Fair Value Option

Other Investments, at fair value: The Company’s fair value elections were intended to reduce the burden of the monitoring of differences between the cost and the fair value of Company’s investments, previously classified as available for sale securities, including the assessment as to whether the declines are temporary in nature and to further remove an element of management judgment. In addition, the election was made for certain investments that previously required to be accounted under the equity method (Brigadier, Deep Value and MFCA) because their fair value measurements were readily obtainable. Investments in Star Asia Manager, DEKU and Deep Value GP continued to be accounted for under the equity method since the fair value measurements for these entities were not readily obtainable.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

For a discussion of the primary financial instruments for which the fair value elections were made and the basis for those elections, see notes 3-D and 5 of the Company’s 2008 Audited Consolidated Financial Statements.

Upon the deconsolidation of the Deep Value onshore feeder fund, the Company elected to carry its investment in the feeder funds at fair value under the fair value option provisions included in FASB ASC 825.

The following table provides detail of the investments included within other investments, at fair value:

OTHER INVESTMENTS, AT FAIR VALUE

(Dollars in Thousands)

	September 30, 2009
	Cost	Carrying Value	Unrealized Gain (Loss)
CDO securities	$12,860	$2,554	$(10,306)
Equity Securities:
AFN	4,000	630	(3,370)
EuroDekania	6,977	636	(6,341)
Star Asia Finance	17,413	12,040	(5,373)
RAIT	9,619	1,501	(8,118)
Brigadier Capital LP(1)	—	4,241	4,241
MFCA	5,561	2,380	(3,181)
Deep Value	15,000	18,196	3,196
Other securities	77	42	(35)

Total equity securities	58,647	39,666	(18,981)

	$71,507	$42,220	$(29,287)

	December 31, 2008
	Cost	Carrying Value	Unrealized Gain (Loss)
CDO securities	$14,388	$6,984	$(7,404)
Equity Securities:
AFN	4,000	222	(3,778)
EuroDekania	6,977	1,476	(5,501)
Star Asia Finance	17,413	10,545	(6,868)
RAIT	9,619	1,327	(8,292)
Brigadier Capital LP(1)	—	13,986	13,986
MFCA	4,961	728	(4,233)
Deep Value	27,249	24,487	(2,762)
Other securities	77	49	(28)

Total equity securities	70,296	52,820	(17,476)

	$84,684	$59,804	$(24,880)

(1)	The Company originally invested $30,000 in Brigadier Capital LP. As of December 31, 2008, the Company had redeemed its entire initial investment. The remaining investment represented accumulated unrealized appreciation on this investment. The investment in Brigadier Capital, LP was, at all times during 2008 and the first nine months of 2009, carried at its estimated fair value. However, for the purposes of the table above and determining the cost basis, the Company treated the redemptions during 2008 and the first nine months of 2009 as first representing a return of investment and second a redemption of net appreciation.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

The following table provides information about the impact on the consolidated statements of operations, from both changes in fair values, and other income, related to investments for which the fair value option was elected, for the nine and three months ended September 30, 2009 and 2008:

STATEMENT OF OPERATIONS IMPACT

FOR ITEMS MEASURED AT FAIR VALUE

PURSUANT TO THE FAIR VALUE OPTION

(Dollars in Thousands)

	Nine Months Ended September 30, 2009
	Principal Transactions & Other Income
	Gain / (Loss)	Interest Income	Dividend Income
Assets:
Other Investments, at fair value
AFN	$408	$—	$—
EuroDekania	(840)	—	171
Star Asia Finance	1,495	—	—
RAIT	174	—	—
CDO securities	(113)	94	—
Brigadier Capital LP	255	—	—
MFCA	1,052	—	—
Deep Value Entities	4,734	—	—
Other	(7)	—	—

Total	$7,158	$94	$171

STATEMENT OF OPERATIONS IMPACT

FOR ITEMS MEASURED AT FAIR VALUE

PURSUANT TO THE FAIR VALUE OPTION

(Dollars in Thousands)

	Nine Months Ended September 30, 2008
	Principal Transactions & Other Income
	Gain / (Loss)	Interest Income	Dividend Income
Assets:
Other Investments, at fair value
AFN	$(1,199)	$—	$252
EuroDekania	(950)	—	1,117
Star Asia Finance	3,760	—	490
RAIT	(1,598)	—	470
CDO Securities	(1,631)	285	—
Brigadier Capital LP	10,517	—	—
MFCA	(1,646)	—	120
Deep Value Entities	671	—	—
Other	(38)	—	—

Total	$7,886	$285	$2,449

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

STATEMENT OF OPERATIONS IMPACT

FOR ITEMS MEASURED AT FAIR VALUE

PURSUANT TO THE FAIR VALUE OPTION

(Dollars in Thousands)

	Three Months Ended September 30, 2009
	Principal Transactions & Other Income
	Gain / (Loss)	Interest Income	Dividend Income
Assets:
Other Investments, at fair value
AFN	$232	$—	$—
EuroDekania	(44)	—	87
Star Asia Finance	1,036	—	—
RAIT	802	—	—
CDO Securities	(13)	39	—
Brigadier Capital LP	137	—	—
MFCA	507	—	—
Deep Value Entities	2,643	—	—
Other	(1)	—	—

Total	$5,299	$39	$87

STATEMENT OF OPERATIONS IMPACT

FOR ITEMS MEASURED AT FAIR VALUE

PURSUANT TO THE FAIR VALUE OPTION

(Dollars in Thousands)

	Three Months Ended September 30, 2008
	Principal Transactions & Other Income
	Gain / (Loss)	Interest Income	Dividend Income
Assets:
Other Investments, at fair value
AFN	$(554)	$—	$—
EuroDekania	(60)	—	878
Star Asia Finance	(1,440)	—	225
RAIT	(985)	—	235
CDO Securities	(142)	34	—
Brigadier Capital LP	2,298	—	—
MFCA	(661)	—	40
Deep Value Entities	593	—	—
Other	8	—	—

Total	$(943)	$34	$1,378

The Company has granted its senior lenders a security interest in all securities that are currently included in other investments, at fair value. See note 12.

Investments – Trading: As of September 30, 2009, the investments classified as trading were comprised of CDO Securities and other fixed maturity securities. As of December 31, 2008, the investments classified as trading were comprised of CDO Securities and one credit default swap. As of September 30, 2009, these investments included investments in eight different CDOs, three U.S. government agency collateralized mortgage obligations, one commercial mortgage backed security and one asset backed security. Defaults and deferrals within any of the individual CDOs may have a material negative impact and result in significant loss to the Company. As of December 31, 2008, the notional amount of the credit default swap — protection purchased was $19,600 (see note 9).

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

The following table provides a detail of these investments by rating category (based on the most current rating available to the Company as of September 30, 2009 and December 31, 2008):

INVESTMENTS – TRADING

(Dollars in Thousands)

	September 30, 2009
Fitch Rating Category	Cost	Carrying Value	Unrealized Gain / (Loss)
AAA	$8,409	$8,409	$—
B	1,560	552	(1,008)
CCC	19,439	5,020	(14,419)
CC	3,001	1,176	(1,825)
NR	290	140	(150)

CDO Securities	32,699	15,297	(17,402)
Credit default swap	—	—	—

Investments-Trading	$32,699	$15,297	$(17,402)

	December 31, 2008
Fitch Rating Category	Cost	Carrying Value	Unrealized Gain / (Loss)
AA	$8,490	$4,188	$(4,302)
AA-	69	69	—
A+	360	363	3
A-	4,681	1,559	(3,122)
BBB+	16,809	6,750	(10,059)
BBB	9	9	—
CCC-	250	500	250

CDO Securities	30,668	13,438	(17,230)
Credit default swap	899	3,336	2,437

Investments-Trading	$31,567	$16,774	$(14,793)

9. DERIVATIVE FINANCIAL INSTRUMENTS

FASB ASC 815, Derivatives and Hedging (“FASB ASC 815”), provides for optional hedge accounting. When a derivative is deemed to be a hedge and certain documentation and effectiveness testing requirements are met, reporting entities are allowed to record all or a portion of the change in the fair value of a designated hedge as an adjustment to other comprehensive income (“OCI”) rather than as a gain or loss in the statements of operations. To date, the Company has not designated any derivatives as hedges under the provisions included in FASB ASC 815.

Credit Default Swap: The Company has exposure to credit risk arising from the uncertainty associated with a financial instrument obligor’s ability to make timely principal and/or interest payments. From time to time, the Company may enter into credit default swap arrangements as the buyer of protection to modify the credit risk inherent in certain investments in CDO Securities it holds as investments-trading. Credit default swaps involve a transfer of credit risk from one party to another in exchange for periodic payments. The Company carries the credit defaults swaps at fair value and includes them as a component of investments-trading in the consolidated balance sheets. The Company includes any gain or loss as part of net trading on the consolidated statements of operations. The Company sold its credit default swap in the first quarter of 2009. As of September 30, 2009 and during the second and third quarters of 2009, the Company was not a party to any credit default swap arrangements.

Interest Rate Swap: One of the Company’s former loan agreements required that the Company enter into a hedging agreement in a notional amount equal to at least 50% of the outstanding balance of a former term loan (see note 12). The Company entered into an interest rate swap on October 18, 2006. At that time, the notional amount of the swap equaled 50% of

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

the outstanding balance of the term loan (and it declined by 50% of each scheduled principal payment throughout the term of the former term loan). This requirement to hedge the Company’s variable rate exposure was not included in the revolving credit facility entered into in 2007 (see note 12); however, the Company left the existing swap in place.

The interest rate swap effectively locked three month LIBOR into a fixed rate of 5.24% for the notional amount and the relevant period of time. The Company did not designate the interest rate swap as a hedged item for purposes of hedge accounting under FASB ASC 815. Accordingly, the Company carried the interest rate swap at fair value and included the gain or loss in the other non-operating income (expense) section of the consolidated statements of operations. The gain or loss included in this section includes two components: (i) the unrealized gains or losses based on the Company’s estimate of the fair value of the interest rate swap, and (ii) realized gains and losses which are the periodic payments made or receipts received by the Company. The Company entered into an amended and restated credit facility on June 1, 2009 and paid off the former senior debt and terminated the interest rate swap related to the debt. As of September 30, 2009, the Company was not a party to any interest rate swap arrangements.

As of September 30, 2009, there were no outstanding derivative financial instruments.

The following table presents the Company’s derivative financial instruments and the amount and location of the net gain (loss) recognized in the consolidated statement of operations for the nine and three months ended September 30, 2009:

DERIVATIVE FINANCIAL INSTRUMENTS-STATEMENT OF OPERATIONS INFORMATION

(Dollars in Thousands)

Derivative Financial Instruments Not Designated as Hedging Instruments under SFAS No. 133:	Income Statement Classification	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Credit default swap	Revenues — net trading	$—	$2,034
Interest rate swap	Non-operating income (expense) — change in fair value of interest rate swap	$—	$6

10. INVESTMENTS IN EQUITY METHOD AFFILIATES

The Company has several investments that are accounted for under the equity method. Equity method accounting requires that the Company record its investment as a separate item on the consolidated balance sheets (investments in equity method affiliates) and recognize its share of the affiliate’s net income as earnings each year. As of December 31, 2008, the Company had three equity method investees: (i) Star Asia Manager, (ii) DEKU, and (iii) Deep Value GP. As of September 30, 2009, the Company had two equity method investees: (i) Star Asia Manager and (ii) Deep Value GP. DEKU was liquidated during the first quarter of 2009. See note 3-E. The following table summarizes the activity and the earnings of the Company’s equity method affiliates.

INVESTMENT IN EQUITY METHOD AFFILIATES

(Dollars in Thousands)

	Investment in
	Star Asia Manager	DEKU	Deep Value GP	Total
Balance at January 1, 2009	$406	$1,883	$67	$2,356
Investments / advances	—	2,456	—	2,456
Distributions / repayments	(800)	—	—	(800)
Earnings / (loss)	721	(4,339)	26	(3,592)

Balance at September 30, 2009	$327	$—	$93	$420

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

The following table summarizes the combined financial information for all equity method investees:

SUMMARY DATA OF EQUITY METHOD INVESTEES

(Dollars in Thousands)

	September 30, 2009	December 31, 2008
Total Assets	$159,460	$167,507

Liabilities	$1,279	$17,037
Equity	158,181	150,470

Liabilities & Equity	$159,460	$167,507

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net income / (loss)	$22,043	$(19,416)	$39,684	$(39,441)

See Note 17 for information regarding transactions with the Company’s equity method investees.

11. INTANGIBLE ASSETS

The following table reflects the activity and balances as of September 30, 2009 and December 31, 2008 the Company recorded with respect to the intangible assets. The intangible assets primarily consist of the value assigned to the 10% of the in-place asset management contracts of the Company’s Strategos subsidiary acquired from the former non-controlling interest partner:

INTANGIBLE ASSETS

(Dollars in Thousands)

	Estimated Useful Lives	September 30, 2009	December 31, 2008
Strategos Asset Management Contracts	3.2 Years	$3,988	$3,988
Accumulated Amortization		(3,277)	(2,743)

		711	1,245
FINRA Broker Dealer License	Indefinite	40	40

		$751	$1,285

The Company recognized amortization expense of $534 and $1,452 for the nine months ended September 30, 2009 and 2008, respectively, and $178 and $484 for the three months ended September 30, 2009 and 2008, respectively, as a component of depreciation and amortization on the consolidated statements of operations. During the year ended December 31, 2008, the Company recognized an impairment charge of $2,078 related to the asset management contract asset, primarily due to the level of asset defaults in the portfolios underlying the subject Strategos asset management contracts. The Company estimates that it will record amortization expense of $711 for the year ending December 31, 2009 and $534 for the year ending December 31, 2010.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

12. SENIOR DEBT

The Company had the following debt outstanding as of September 30, 2009 and December 31, 2008, respectively:

DETAIL OF SENIOR DEBT

(Dollars in Thousands)

Description	Original Available Balance	September 30, 2009	December 31, 2008	September 30, 2009 interest rate	Maturity
Former Revolving Line of Credit	$200,000	$—	$67,000	N/A	Jun. 1, 2009
2009 Credit Facility	$30,000	24,950	—	8.50%	May 31, 2011

Total		$24,950	$67,000

The 2009 Credit Facility

On June 1, 2009, the Company entered into an amended and restated credit facility with TD Bank (as amended on September 30, 2009, the “2009 Credit Facility”). The Company made an initial draw under the 2009 Credit Facility for $29,950 and used this draw, combined with existing cash reserves to pay off the former revolving line of credit. The 2009 Credit Facility provides for available borrowings of the lesser of the maximum revolving credit amount, which is initially $30,000 or a calculation which is based upon the present value of certain of the Company’s CDO management fees plus a percentage of the estimated value of certain other investments the Company has pledged as collateral. The 2009 Credit Facility matures on May 31, 2011. The total maximum revolving credit amount under the 2009 Credit Facility is $30,000 at inception and is reduced by $1 million per month beginning on November 15, 2009 and by the amount of proceeds received as a result of asset sales involving collateral, sales of capital stock, or amounts received on account of the issuance of equity interests of Cohen or CFG. The 2009 Credit Facility bears interest, at the Company’s option at either: (a) one, two or three month LIBOR plus 6.5% or (b) a base rate (as defined in the loan agreement) plus 3.75%, both subject to an absolute minimum interest rate of 8.5%. The 2009 Credit Facility charges an unused fee of 0.50% per annum payable quarterly based on the unused available funds under the facility. In addition, TD Bank charged an upfront fee of 3.00% and an exit fee of 1.5% at the first to occur of maturity, payment in full, or acceleration, both of the initial maximum revolving credit amount. As of September 30, 2009, $24,950 was drawn, $50 was committed for a letter of credit and there was $4,328 available to borrow under the 2009 Credit Facility.

Covenants and Collateral: The effect of the 2009 Credit Facility and the related security and pledge agreements is that the Company has granted a security interest in substantially all of its assets and substantially all of its asset management agreements with the exception of certain of its investments that are currently classified as investments-trading, held in subsidiaries that do not guarantee the 2009 Credit Facility (“the Non-Guaranteeing Subsidiaries”). However, the Company is limited in the amount of capital it can invest and have at any point in time, in these Non-Guaranteeing Subsidiaries.

The 2009 Credit Facility limits the Company’s ability to use its assets to fund ongoing operations. All of the Company’s investments classified as other investments, at fair value and as investments in equity method affiliates are encumbered under the 2009 Credit Facility and related agreements. The remaining investments classified as trading are not specifically encumbered under the 2009 Credit Facility because they are held in the Non-Guaranteeing Subsidiaries. See note 8 for information regarding other encumbrances that may be placed on these securities.

The 2009 Credit Facility contains standard covenants and restrictions that, among other things, restrict the Company’s ability to pay distributions to members in certain cases, to enter into a merger, to acquire another company, to take on additional debt, to engage in asset sales, and to enter into new leases or other commitments. However, the merger with AFN is specifically permitted under the 2009 Credit Facility.

The 2009 Credit Facility imposes significant restrictions on the Company’s ability to make distributions to its members. Prior to the merger with AFN, the Company will effectively be limited to paying distributions to its members in an amount equal to the greater of (1) the preferred return to be paid to members who own Class A membership units as required under the Company’s Third Amended and Restated Limited Liability Company Agreement and (2) the amount necessary for each member to pay federal and state income taxes resulting solely from such member’s allocated share of the Company’s income (“Tax Distributions”). Subsequent to the merger, the Company will continue to be permitted to make Tax Distributions to its members (including AFN). In addition, the Company will be allowed to make distributions to AFN for certain limited purposes,

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

including distributions required so that AFN can make regularly scheduled payments on its subordinated debt and convertible notes. These restrictions on distributions will limit the Company’s ability to pay its members distributions in excess of required Tax Distributions and will preclude AFN from paying dividends to its shareholders.

The 2009 Credit Facility includes certain financial covenants such as (1) minimum net worth; (2) minimum consolidated cash flow to fixed charge coverage ratio; (3) maximum funded debt to consolidated cash flow ratio; and (4) subsequent to the completion of the business combination with AFN, a requirement to maintain $15 million of cash available at all times. All relevant terms are defined in the credit agreement.

The 2009 Credit Facility contains a provision whereby there is an event of default if the business combination with AFN is terminated by either party and 60 days have elapsed since such termination or, in any event, if the business combination is not completed by December 31, 2009. If the business combination is not completed within the required time frame, TD Bank has the right to accelerate the maturity of the 2009 Credit Facility, thereby causing the 2009 Credit Facility to become payable in full.

If the maturity of the 2009 Credit Facility is accelerated and the 2009 Credit Facility becomes payable in full, the Company’s liquidity will be materially, adversely impacted. The Company would likely be required to sell some or all of its assets, or obtain alternative financing, or seek additional capital from its equity investors. Such sales may not be sufficient to pay off the loan in full and the Company may not be able to obtain alternative financing or raise additional capital from its equity investors. In such event, the lenders under the 2009 Credit Facility would be entitled to proceed against the collateral securing the indebtedness, which includes a significant portion of the Company’s assets.

As of September 30, 2009, the Company was in compliance with the financial covenants in the 2009 Credit Facility.

Former Revolving Line of Credit Agreement

The Company entered into a $200,000 revolving line of credit facility with a group of commercial banks (the “Bank Group”) on July 27, 2007 (the “Former Bank Group Loan”). The Former Bank Group Loan bore interest at either (i) 2.00% over prime or (ii) 3.00% over one, two, three, or six month LIBOR. The Company had the option to choose between the prime rate or LIBOR options and had the option to choose the LIBOR duration. The Former Bank Group Loan provided for the issuance of letters of credit in an aggregate amount equal to the lesser of $20,000 or 10% of the available borrowing base. Outstanding letters of credit were treated as outstanding borrowings for the purpose of the total borrowing base. The Former Bank Group Loan had an unused line fee of 0.25% per annum on the unused portion.

Event of Default: Based on the financial results as of December 31, 2008, the Company was in default of the minimum net worth covenant of the Former Bank Group Loan. The failure by the Company to meet this covenant constituted an Event of Default as defined under the Former Bank Group Loan. On April 3, 2009, the Bank Group exercised its right: (i) to increase the interest rate on the Former Bank Group Loan by 2%; (ii) to cease making advances or issuing letters of credit; and (iii) to convert all outstanding advances under the Former Bank Group Loan to prime based from LIBOR based after the expiration of the LIBOR periods outstanding at that time. It did not exercise any of its other remedies available to it upon the Event of Default, such as terminating the Former Bank Group Loan and demanding immediate repayment of all amounts outstanding, demanding cash collateral in the amount of all outstanding letters of credit, or taking action against the collateral.

On June 1, 2009, the Company entered into the 2009 Credit Facility as discussed above. The Company used the proceeds from the initial draw from 2009 Credit Facility, as well as existing cash on hand, to repay the Former Bank Group Loan in full. The Company never received a formal waiver of the default; however the default was effectively cured when the loan was paid in full.

Deferred Financing

In June 2009, the Company charged $169 of unamortized deferred financing costs to interest expense in the consolidated statement of operations, related to the Former Bank Group. The Company recorded $1,438 in deferred financing costs in other assets in the consolidated balance sheet associated with the 2009 Credit Facility. The Company will expense these deferred financing costs to interest expense over the remaining life of the 2009 Credit Facility. The Company recognized interest expense from deferred financing costs of $856 and $806 for the nine months ended September 30, 2009 and 2008, respectively, and $180 and $268 for the three months ended September 30, 2009 and 2008, respectively. The remaining net deferred financing asset as of September 30, 2009 and December 31, 2008 was $1,199 and $617, respectively, and was included in other assets in the consolidated balance sheets. The expected interest expense from deferred financing costs to be recognized in 2009 is $1,036 (including the $856 already recognized as of September 30, 2009); in 2010 is $719; and in 2011 is $300.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Interest Rate Swap

The Company entered into an interest rate swap as required under the Former Bank Group Loan (see note 9). It did not designate this swap as a hedge. The Company carried the swap at fair value and included any gain or loss as part of non-operating income (expense) on the consolidated statement of operations. The Company terminated the swap upon entering into 2009 Credit Facility.

Interest Expense

Interest expense includes interest incurred for the Company’s senior debt described in this note and the amortization of deferred financing costs related to this senior debt.

13. SUBORDINATED NOTES PAYABLE TO MEMBERS

On June 25, 2008, the Company executed three separate agreements with three of its members (the Company’s chairman, the Company’s CEO and Cohen Financial Group, Inc. (“CFG”)) to obtain $9,000 of unsecured subordinated financing (the “Subordinated Notes”). The Subordinated Notes were comprised of $6,000 from CFG, $2,000 from the Company’s chairman, and $1,000 from the Company’s CEO. The Subordinated Notes mature on June 20, 2013 and bear interest at an annual rate of 12%. A portion of this interest, 9%, is payable in cash semiannually on May 1 and November 1 of each year commencing on November 1, 2008. The remaining portion, 3%, is paid in-kind at an annual rate of 3% which is also payable semiannually. All accrued in-kind interest will be added to the unpaid principal balance of the Subordinated Notes on each May 1 and November 1, and thereafter the increased principal balance shall accrue interest at the annual rate of 12%. The Subordinated Notes are unsecured obligations of the Company, and payments of principal and interest on the notes were subordinated to the Former Bank Group Loan and are subordinated under the 2009 Credit Facility.

The interest expense (both cash and in-kind) on the Subordinated Notes totaled $819 and $285 for the nine months ended September 30, 2009 and 2008, respectively, and $277 and $270 for the three months ended September 30, 2009 and 2008, respectively, and is included in interest expense in the consolidated statements of operations. As of September 30, 2009 and December 31, 2008, the subordinated notes payable to members was $9,229 and $9,094, respectively. The accrued interest payable was $461 and $182 as of September 30, 2009 and December 31, 2008, respectively, and is included in accounts payable and other liabilities in the consolidated balance sheets.

14. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is a party to various routine legal proceedings arising out of the ordinary course of the Company’s business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company’s financial condition or results of operations.

In addition, the Company’s U.S. broker dealer subsidiary, Cohen & Company Securities, LLC (“CCS”), is a party to litigation commenced in 2009 in the United States District Court for the Northern District of Illinois under the caption Frederick J. Grede, not individually, but as Liquidation Trustee and Representative of the Estate of Sentinel Management Group, Inc. v. Delores E. Rodriguez, Barry C. Mohr, Jr., Jacques de Saint Phalle, Keefe, Bruyette & Woods, Inc., and Cohen & Company Securities, LLC. The plaintiff in this case is the Liquidation Trustee for the Estate of Sentinel Management Group, Inc., (“Sentinel”), which filed a bankruptcy petition in August 2007. The Liquidation Trustee alleges that Cohen & Company Securities, LLC sold Sentinel securities, mainly collateralized debt obligations, that the Liquidation Trustee contends were unsuitable for Sentinel and that the Company violated Section 10(b) of the Exchange Act and Rule 10b-5. The Liquidation Trustee also seeks relief under the Illinois Blue Sky Law, the Illinois Consumer Fraud Act, the United States Bankruptcy Code, and under common law theories of negligence and unjust enrichment. The Company is vigorously defending the claims. By order dated July 8, 2009, the Court dismissed the Liquidation Trustee’s Illinois Consumer Fraud Act claim. On July 29, 2009, the Liquidation Trustee amended his complaint. CCS filed its answer to the amended complaint on August 12, 2009. Discovery is ongoing with respect to the remaining claims. No contingent liability was recorded in the Company’s consolidated financial statements related to this litigation.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

CCS is also party to litigation commenced on May 21, 2009 in the United States District Court for the Northern District of Illinois under the caption Frederick J. Grede, not individually, but as Liquidation Trustee of the Sentinel Liquidation Trust, Assignee of certain claims v. Keefe, Bruyette & Woods, Inc., Cohen & Company Securities, LLC., Delores E. Rodriguez, Barry C. Mohr, Jr., and Jacques de Saint Phalle. The plaintiff in this case is the Liquidation Trustee of the Sentinel Liquidation Trust, which emerged from the bankruptcy of Sentinel, filed in August 2007. The Liquidation Trustee, purportedly as the assignee of claims of Sentinel’s customers, alleges that, by recommending that Sentinel purchase securities, mainly collateralized debt obligations, that the Liquidation Trustee deems to have been unsuitable for Sentinel’s customer accounts, CCS aided and abetted breaches of fiduciary duties purportedly owed by Sentinel and its head trader to Sentinel’s customers, in violation of Illinois common law. The complaint also alleges claims under common law theories of negligence and unjust enrichment. The Company will vigorously defend all claims. CCS filed a motion to dismiss the Liquidation Trustee’s complaint on July 21, 2009. On July 28, 2009, the Court dismissed a substantively identical case brought by the Liquidation Trustee against The Bank of New York Mellon Corp. On August 19, 2009, the Court stayed this action indefinitely, pending a decision in the Liquidation Trustee’s appeal of the judgment of dismissal in the action involving the Bank of New York Mellon Corporation, and held CCS’s motion to dismiss in abeyance. No contingent liability was recorded in the Company’s consolidated financial statements related to this litigation.

In a related development, CCS received a subpoena on May 14, 2009 from the staff of the Securities and Exchange Commission (“SEC”) captioned In the Matter of Sentinel Management Group, Inc. CCS and Cohen have and intend to continue to cooperate with the investigation.

The Company and its registered investment advisor subsidiary, Cohen & Company Financial Management, LLC (f/k/a Cohen Bros. Financial Management, LLC) are also named in a lawsuit filed on August 6, 2009 in the Supreme Court of the State of New York, County of Kings, captioned Riverside National Bank of Florida v. Taberna Capital Management, LLC, Trapeza Capital Management, LLC, Cohen & Company Financial Management, LLC f/k/a Cohen Bros. Financial Management LLC, FTN Financial Capital Markets, Keefe, Bruyette & Woods, Inc., Merrill Lynch, Pierce, Fenner & Smith, Inc., Bank of America Corporation, as successor in interest to Merrill Lynch & Co., JP Morgan Chase, Inc, JP Morgan Securities, Citigroup Global Markets., Credit Suisse (USA) LLC, ABN AMRO, Cohen & Company, Morgan Keegan & Co., Inc., SunTrust Robinson Humphrey, Inc., The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. and Fitch Ratings, Ltd. The plaintiff, Riverside National Bank of Florida (“Riverside”), alleges that offering memoranda issued in connection with certain CDO securities it purchased failed to disclose alleged ratings agencies’ conflicts of interest. Riverside alleges, among other things, common law fraud, negligent misrepresentation and breaches of certain alleged duties. On September 28, 2009, after a demand was made by the Company and its co-defendants to change venue, plaintiff filed a stipulation with the Supreme Court of the State of New York, County of Kings, consenting to changing the place of trial from County of Kings to County of New York. The Company will vigorously defend against these claims.

Regulatory Matters

On June 18, 2009, the Company was one of a number of market participants to receive a subpoena from the SEC seeking documents and information in an investigation titled In the Matter of Certain CDO Structuring Sales and Marketing Practices. Cohen has and intends to continue to cooperate with the investigation.

Put Rights

Certain current and former Company executives have rights granted to them by the Company pursuant to which an executive may require the Company to repurchase membership interests held by the executive at the per unit price of the Company’s membership units implied by the Company’s valuation based on the greater of (i) the then previous quarter’s book value based on GAAP or (ii) a multiple of the then trailing twelve months pre tax earnings (a “put right”). A total of 5,047,407 membership units have put rights associated with them. The put rights become effective July 1, 2010. All of the executives who were granted put rights have permanently waived their put rights if the merger with AFN is completed. See note 4.

Due to the formulaic nature of the put value, there is no limitation on the amount that the Company may be required to pay. The put rights automatically terminate if the Company’s shares become listed on a national exchange. If the put rights become effective, the Company will reclassify an amount from equity to a liability in accordance with FASB ASC 480, Distinguishing Liabilities from Equity.

The current and former executives holding all of the put rights have agreed that if the pending merger between the Company and AFN is consummated, the put rights will terminate. See note 4.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Members’ Agreement

During 2007, the Company entered into a registration rights agreement with CFG. Because CFG did not file a resale shelf registration statement by December 4, 2007, the Company is required to fund all distributions, if any, of the 7% preferred return to the holders of the Class A Units, subsequent to December 4, 2007, who were members of the Company prior to CFG’s purchase of membership interests in the Company to a trust for the benefit of the holders of CFG’s Class A common stock and will not be paid to the Cohen members until the failure to file the registrations statement is cured. The Class A Unit preferred return may not be paid over to the specified members until the failure to file a resale registration statement is cured. As of September 30, 2009, CFG has not filed a resale shelf registration statement; therefore, any preferred return payable to the specified members in the future will be deposited into a trust until such time as the failure to file a resale registration statement is cured. The Company is permitted to make tax distributions (as defined in the operating agreement) to its members without restriction. The Company has not declared and made any preferred return distributions in excess of permitted tax distributions since December 4, 2007. In addition, under this agreement, the Company is limited in the amount of additional equity capital it can raise or issue to employees as compensation.

Non-Profit Preferred Funding I (“NPPF I”) Arrangement with Merrill Lynch Portfolio Management, Inc.

On December 27, 2007, Merrill Lynch Portfolio Management, Inc. (the “NPPF I Trustor”) and the trustee of the NPPF I CDO entered into a loan agreement whereby the NPPF I Trustor made an initial $3,000 advance to the NPPF I CDO so that additional funds would be available for the most junior CDO certificate holders in future distributions of CDO waterfall payments. At each waterfall payment date, the advance will be repaid in full and the NPPF I Trustor will re-advance a scheduled amount to the CDO trust. The scheduled amounts will decrease by $300 on each distribution date through September 15, 2012. The advance will not bear interest. The Company is not a party to this agreement and is not obligated to provide reimbursement for any outstanding advances to NPPF I Trustor. As of September 30, 2009, the outstanding advance between NPPF I Trustor and Merrill Lynch Portfolio Management, Inc. was $1,800.

As an accommodation to NPPF I Trustor, the Company agreed to pay 6% simple interest on the advance via a side letter agreement entered into on December 27, 2007 between the Company and NPPF I Trustor. The Company is only obligated to pay interest on outstanding advances. The side letter will terminate on the earlier of the payment in full of all advances and December 2014. The Company accounts for the interest on the outstanding advances as a reduction to revenue since these interest payments are deemed a direct reduction of the Company’s on-going revenue that otherwise would have been earned for the duration of the trust. The reduction in revenue earned by the Company for the nine months ended September 30, 2009 and 2008 was $97 and $126, respectively, and for the three months ended September 30, 2009 and 2008 was $31 and $40, respectively. The potential additional liability the Company would have, assuming the $1,800 advance (as of September 30, 2009) to the NPPF I Trust remained outstanding through December 2014 would be approximately $568.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Alesco Preferred Funding XVII Ltd. Collateral Management Fee Side Letter

On March 6, 2008, the Company entered into a side letter agreement with AFN in regards to Alesco Preferred Funding XVII, Ltd. CDO (“Alesco XVII CDO”) whereby the Company shall remit to AFN, who is the owner of 75% of the first tier preferred shares of the Alesco XVII CDO, 75% of the collateral management fees the Company receives on the CDO. The Company recognizes the receipt of collateral management fees in asset management revenue in the consolidated statements of operations. The Company accounts for this fee to AFN as a reduction to the asset management fees (a concession) since this fee is deemed a direct reduction of the Company’s ongoing asset management fees that otherwise would have been earned for the duration of the CDO. The reduction in asset management fees for the nine months ended September 30, 2009 and 2008 was $149 and $338, respectively, and for the three months ended September 30, 2009 and 2008 was $47 and $113, respectively.

15. SEGMENT AND GEOGRAPHIC INFORMATION

Segment Information

Prior to January 1, 2008, the Company operated as one segment. Effective January 1, 2008, the Company reorganized its operations and began operating within three business segments: Capital Markets, Asset Management, and Principal Investing. See note 1.

The accounting policies of the three segments are the same as those described in note 3.

The Company’s business segment information for the nine and three months ended September 30, 2009 and 2008 is prepared using the following methodologies and generally represents the information that is relied upon by management in its decision making processes:

(a) Revenues and expenses directly associated with each business segment are included in determining net income by segment.

(b) Indirect expenses (such as general and administrative expenses including executive and overhead costs) not directly associated with specific business segments are not allocated to the segments’ statements of operations. Accordingly, the Company presents segment information consistent with internal management reporting. See note (1) in the table below for more detail on unallocated items.

The following tables present the financial information for the Company’s segments for the periods indicated.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

As of and for the nine months ended September 30, 2009	Capital Markets	Asset Management	Principal Investing	Segment Total	Unallocated(1)	Consolidated Total
Summary statement of operations
New issue and advisory	$1,225	$—	$—	$1,225	$—	$1,225
Asset management	—	23,784	—	23,784	—	23,784
Principal transactions and other income	13	396	4,598	5,007	—	5,007
Net trading	31,918	—	—	31,918	—	31,918

Total revenues	33,156	24,180	4,598	61,934	—	61,934
Total operating expenses	33,286	16,763	—	50,049	19,617	69,666

Operating income / (loss)	(130)	7,417	4,598	11,885	(19,617)	(7,732)
Loss from equity method affiliates	—	—	(3,592)	(3,592)	—	(3,592)
Other non operating income / (expense)	—	4,616	—	4,616	(3,758)	858

Income / (loss) before income taxes	(130)	12,033	1,006	12,909	(23,375)	(10,466)
Income taxes	—	—	—	—	300	300

Net income (loss)	(130)	12,033	1,006	12,909	(23,675)	(10,766)
Less: Net loss attributable to the noncontrolling interest	—	—	(11)	(11)	—	(11)

Net income (loss) attributable to Cohen Brothers, LLC	$(130)	$12,033	$1,017	$12,920	$(23,675)	$(10,755)

Other statement of operations data:
Depreciation and amortization (included in total operating expense)	$—	$587	$—	$587	$1,332	$1,919

Balance sheet data:
Total assets(2)	$21,216	$17,207	$42,640	$81,063	$25,100	$106,163

Investment in equity method affiliates (included in total assets)	$—	$—	$420	$420	$—	$420

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

As of and for the nine months ended September 30, 2008	Capital Markets	Asset Management	Principal Investing	Segment Total	Unallocated(1)	Consolidated Total
Summary statement of operations
New issue and advisory	$7,231	$—	$—	$7,231	$—	$7,231
Asset management	—	48,020	—	48,020	—	48,020
Principal transactions and other income	246	49	11,376	11,671	—	11,671
Net trading	9,147	—	—	9,147	—	9,147

Total revenues	16,624	48,069	11,376	76,069	—	76,069
Total operating expenses	13,459	29,435	—	42,894	14,645	57,539

Operating income / (loss)	3,165	18,634	11,376	33,175	(14,645)	18,530
Loss from equity method affiliates	—	—	(191)	(191)	—	(191)
Other non operating income / (expense)	—	(218)	—	(218)	(6,815)	(7,033)

Income / (loss) before income taxes	3,165	18,416	11,185	32,766	(21,460)	11,306
Income taxes	—	—	—	—	2,893	2,893

Net income (loss)	3,165	18,416	11,185	32,766	(24,353)	8,413
Less: Net loss attributable to the noncontrolling interest	—	—	—	—	—	—

Net income (loss) attributable to Cohen Brothers, LLC	$3,165	$18,416	$11,185	$32,766	$(24,353)	$8,413

Other statement of operations data:
Depreciation and amortization (included in total operating expense)	$—	$1,518	$—	$1,518	$1,500	$3,018

Balance sheet data:
Total assets(2)	$42,765	$28,569	$88,443	$159,777	$35,301	$195,078

Investment in equity method affiliates (included in total assets)	$—	$—	$2,403	$2,403	$—	$2,403

For the three months ended September 30, 2009	Capital Markets	Asset Management	Principal Investing	Segment Total	Unallocated(1)	Consolidated Total
Summary statement of operations
New issue and advisory	$480	$—	$—	$480	$—	$480
Asset management	—	6,871	—	6,871	—	6,871
Principal transactions and other income	5	225	6,081	6,311	—	6,311
Net trading	10,907	—	—	10,907	—	10,907

Total revenues	11,392	7,096	6,081	24,569	—	24,569
Total operating expenses	13,249	4,655	—	17,904	6,255	24,159

Operating income / (loss)	(1,857)	2,441	6,081	6,665	(6,255)	410
Income from equity method affiliates	—	—	266	266	—	266
Other non operating income / (expense)	—	132	—	132	(1,103)	(971)

Income / (loss) before income taxes	(1,857)	2,573	6,347	7,063	(7,358)	(295)
Income taxes	—	—	—	—	112	112

Net income (loss)	(1,857)	2,573	6,347	7,063	(7,470)	(407)
Less: Net loss attributable to the noncontrolling interest	—	—	—	—	—	—

Net income (loss) attributable to Cohen Brothers, LLC	$(1,857)	$2,573	$6,347	$7,063	$(7,470)	$(407)

Other statement of operations data:
Depreciation and amortization (included in total operating expense)	$—	$196	$—	$196	$434	$630

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

For the three months ended September 30, 2008	Capital Markets	Asset Management	Principal Investing	Segment Total	Unallocated(1)	Consolidated Total
Summary statement of operations
New issue and advisory	$5,569	$—	$—	$5,569	$—	$5,569
Asset management	—	17,210	—	17,210	—	17,210
Principal transactions and other income	10	(54)	708	664	—	664
Net trading	3,934	—	—	3,934	—	3,934

Total revenues	9,513	17,156	708	27,377	—	27,377
Total operating expenses	5,475	12,524	—	17,999	3,258	21,257

Operating income / (loss)	4,038	4,632	708	9,378	(3,258)	6,120
Loss from equity method affiliates	—	—	(95)	(95)	—	(95)
Other non operating income / (expense)	—	(72)	—	(72)	(1,877)	(1,949)

Income / (loss) before income taxes	4,038	4,560	613	9,211	(5,135)	4,076
Income taxes	—	—	—	—	877	877

Net income (loss)	4,038	4,560	613	9,211	(6,012)	3,199
Less: Net loss attributable to the noncontrolling interest	—	—	—	—	—	—

Net income (loss) attributable to Cohen Brothers, LLC	$4,038	$4,560	$613	$9,211	$(6,012)	$3,199

Other statement of operations data:
Depreciation and amortization (included in total operating expense)	$—	$505	$—	$505	$503	$1,008

(1)	Unallocated includes certain expenses incurred by overhead and support departments (such as the executive, finance, legal, information technology, human resources, risk, compliance, and other similar overhead and support departments). Some of the items not allocated include: (a) equity-based compensation expense related to a small group of key executives; (b) interest expense on debt; (c) change in fair value of interest rate swap; and (d) income taxes. Management does not consider these items necessary for an understanding of the operating results of these segments and such amounts are excluded in segment reporting to the Chief Operating Decision Maker.
(2)	Unallocated assets primarily include (1) amounts due from related parties; (2) furniture and equipment, net; and (3) other assets that are not considered necessary for an understanding of segment assets and such amounts are excluded in segment reporting to the Chief Operating Decision Maker. Goodwill of $8,728 as of September 30, 2009 and 2008 and intangible assets of $711 and $3,807 as of September 30, 2009 and 2008, respectively, are included in the asset management segment. Intangible assets of $40 as of September 30, 2009 and 2008 is included in the capital markets segment.

Geographic Information

The Company conducts its business activities through offices in the following locations: (1) United States, (2) United Kingdom and other. Total revenues by geographic area are summarized as follows:

GEOGRAPHIC INFORMATION

(Dollars in Thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Total Revenues:
United States	$22,677	$23,234	$57,180	$68,914
United Kingdom & Other	1,892	4,143	4,754	7,155

	$24,569	$27,377	$61,934	$76,069

Long-lived assets attributable to an individual country, other than the United States, are not material.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

16. SUPPLEMENTAL CASH FLOW DISCLOSURE

Interest paid by the Company on its debt was $2,446, and $5,595 for the nine months ended September 30, 2009 and 2008, respectively.

The Company is a pass-through entity for US federal income tax purposes. However, it does pay entity-level taxes in certain local jurisdictions. The Company paid income taxes of $734 and $2,255 for the nine months ended September 30, 2009 and 2008, respectively, and received income tax refunds of $7 and $0 for the nine months ended September 30, 2009 and 2008, respectively.

In the first nine months of 2009, the Company had the following significant non-cash transactions which are not reflected on the statement of cash flows:

During the second quarter of 2009, the Company deconsolidated the Deep Value onshore feeder fund (see note 3-E). As a result, the Company recorded a decrease in noncontrolling interest of $11,005, a decrease of $10,967 in other investments, at fair value related to Deep Value Onshore Fund’s investment in the Deep Value Master Fund, and an increase in accounts payable and other liabilities of $38.

On May 1, 2009, $135 of in-kind interest on the subordinated notes payable to members was added to the principle balance of the notes (see note 13).

On June 1, 2009, the Company entered into an amended and restated credit facility with TD Bank. The Company recorded an increase in other assets and an increase in accounts payable and other liabilities of $450 related to the exit fee the Company is obligated to pay to TD Bank upon the maturity, payment in full, or acceleration of the new credit facility, which ever is first to occur (see note 12).

In the first nine months of 2008, the Company had the following significant non-cash transactions which are not reflected on the statement of cash flows:

With the adoption of the fair value option provisions of FASB ASC 825, in the first quarter of 2008, the Company recorded an increase in accumulated other comprehensive income of $11,560, and a decrease in members’ capital of $11,970, a decrease in receivables of $79 and a decrease in other investments, at fair value of $331. In addition, a decrease in investment in equity method affiliates and a corresponding increase in other investments, at fair value of $50,649 was recorded.

In the first quarter of 2008, the Company recorded a reduction in goodwill of $519 to reflect an adjustment to actual expenses incurred with respect to the acquisition of non-controlling interest. This resulted in an offsetting reduction to accounts payable and other liabilities of $519.

During the second quarter of 2008, the Company assigned $2,601 of its interests in Brigadier onshore fund to certain employees for services rendered.

17. RELATED PARTY TRANSACTIONS

The Company has identified the following related party transactions for the nine and three months ended September 30, 2009 and 2008. The transactions are listed by related party and amounts are disclosed in a table at the end of this section.

A. RAIT

RAIT is a publicly traded REIT. It has been identified as a related party because (1) the principal of the majority member of the Company is a director of RAIT (and was formerly the CEO); and (2) the chairman of RAIT is the mother of the chairman and the principal of the majority member of the Company;

1. Shared Services Agreement

The Company had a shared services agreement with RAIT whereby RAIT reimburses the Company for costs incurred by the Company for administrative and occupancy costs related to RAIT. The Company received payments under this agreement which are disclosed as shared services in the tables at the end of this section. The payments are recorded as a reduction in the related expense.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

2. Rent

During the third quarter of 2009, the Company began reimbursing RAIT for certain costs incurred by RAIT for office space that is occupied by the Company’s chairman and principal of its majority member in one location. Previously, this cost had been borne by RAIT as the Company’s chairman was the CEO of RAIT. However, upon his resignation as RAIT’s CEO in February, 2009, this cost began to be reimbursed by the Company. The payments by the Company are disclosed as shared services in the tables at the end of this section. The payments are recorded as an increase to the related expense.

In 2006, the Company entered into a lease, as tenant, in one location for which RAIT shares space. RAIT pays for its share of the space under a sub-lease arrangement with the Company. The Company received payments under this agreement which are disclosed as shared services in the tables at the end of this section. The payments are recorded as a reduction in rent expense.

3. RAIT Shares

The Company holds shares of RAIT. The following summarizes key information regarding this investment:

SUMMARY OF KEY ITEMS RELATED TO RAIT SHARES

(Dollars in Thousands, except share data)

	September 30, 2009	December 31, 2008
Shares held at end of period	510,434	510,434
Carrying value at end of period	$1,501	$1,327
Unrealized loss at end of period	$(8,118)	$(8,292)

These shares are included in other investments, at fair value on the consolidated balance sheets. The change in fair value is recognized in earnings under the fair value option accounting provisions of FASB ASC 825 (see note 8). The Company’s shares represent approximately 1% of the outstanding shares of RAIT as of September 30, 2009 and December 31, 2008.

4. Revenue earned from RAIT

The Company provided certain services during 2008 to RAIT for which it earned the monitoring fees for asset management related services for certain RAIT whole loan assets. The monitoring fees are included in asset management revenue in the Company’s consolidated statements of operations.

5. CDO securities and other securities sold to RAIT

In May 2009, the Company’s broker dealer subsidiary executed a trade whereby it purchased $8,500 principal amount of the CDO security, RAIT CRE CDO I, Ltd., from an unrelated third party for $340 and immediately sold the security to RAIT for $361. The Company recognized $21 of net trading revenue related to this transaction in the consolidated statement of operations.

In August 2009, the Company’s broker dealer subsidiary executed a riskless transaction whereby it purchased $300 principal amount of a commercial mortgage backed security from an unrelated third party for $186 and subsequently sold this security to RAIT for $195. The Company recognized $9 of net trading revenue related to this transaction in the consolidated statement of operations.

In September 2009, the Company’s broker dealer subsidiary executed a transaction whereby it purchased $5,500 principal amount of RAIT CRE CDO I Class F tranche from an unrelated third party for $221 and subsequently sold this security to RAIT for $304. The Company recognized $83 of net trading revenue related to this transaction in the consolidated statement of operations.

B. Alesco Financial Inc.

AFN is a publicly traded REIT. It has been identified as a related party because: (i) the Company’s chairman and principal of its majority member is also the chairman of AFN and (ii) the Company’s COO is also the CEO and a director of AFN. See note 4 for a discussion of the proposed merger with AFN.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

1. AFN Shares

Alesco Financial Trust (“AFT”) began operations in January 2006 when it completed a private offering of securities, and the Company purchased 400,000 shares of AFT at the initial private offering price of $10 per share. In 2006, AFT merged with a public company, Sunset Financial Resources, Inc. (“Sunset”). As part of this merger, each holder of AFT shares received 1.26 shares of Sunset. Following the merger, Sunset changed its name to AFN. The following summarizes key information regarding this investment:

SUMMARY OF KEY ITEMS RELATED TO AFN SHARES

(Dollars in Thousands, except share data)

	September 30, 2009	December 31, 2008
Shares held at end of period	504,000	504,000
Carrying value at end of period	$630	$222
Unrealized loss at end of period	$(3,370)	$(3,778)

The Company’s shares represent approximately 1% of the outstanding shares of AFN as of September 30, 2009 and December 31, 2008. These shares are included in other investments, at fair value on the consolidated balance sheets. The change in fair value is recognized in earnings under the fair value option accounting provisions of FASB ASC 825 (see note 8).

2. Management Contract

AFN has no employees. The Company externally manages AFN for an annual management and incentive fee. The Company designates some of its employees to work exclusively on management of AFN while other employees’ responsibilities include both AFN and Company matters. The base management and incentive fee otherwise payable to the Company is reduced by AFN’s proportionate share of the amount of any asset management fees that are paid to the Company in connection with any CDOs AFN invests in, based on the percentage of the most junior CDO Securities held by AFN in such CDOs. These management fees are disclosed as a component of management fee revenue in the tables at the end of this section.

3. Alesco XVII CDO side letter

On March 6, 2008, the Company entered into a side letter agreement with AFN with respect to Alesco XVII CDO whereby the Company has agreed to remit to AFN, who is the owner of 75% of the first tier preferred shares of the Alesco XVII CDO, 75% of the collateral management fees the Company receives on the CDO. The Company recognizes the receipt of collateral management fees in asset management fees in the consolidated statements of operations. The Company accounts for this fee to AFN as a reduction to the asset management fees (a concession) since this fee is deemed a direct reduction of the Company’s ongoing asset management fees that otherwise would have been earned for the duration of the CDO. The reduction in asset management fees for the nine months ended September 30, 2009 and 2008 was $149 and $338, respectively, and for the three months ended September 30, 2009 and 2008 was $47 and $113, respectively.

4. Shared Services

AFN reimburses the Company for certain general and administrative expenses (e.g., pro rata share of the Company’s rent, telephone, utilities, and other office, internal and overhead expenses) related to AFN. The Company records this amount as a reduction in the related expense. These expenses are disclosed as shared services (paid) received in the tables at the end of this section.

C. Cohen Brothers Financial, LLC

Cohen Brothers Financial, LLC (“CBF”) has been identified as a related party because (i) CBF is the majority member of the Company; and (ii) CBF is wholly owned by the chairman of the Company.

Beginning in October 2008, the Company began receiving a monthly advisory fee for consulting services provided by the Company to CBF. The fee is recognized as a component of asset management revenue in the consolidated statements of operations. This fee is disclosed as management fee revenue in the tables at the end of this section.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

D. The Bancorp, Inc.

The Bancorp, Inc. (“TBBK”) is identified as a related party because (i) TBBK’s chairman is the Company’s Chairman and principal of its majority member; and (ii) the COO of the Company is a director of TBBK.

TBBK maintained deposits for the Company in the amount of $105 and $853 as of September 30, 2009 and December 31, 2008, respectively.

E. Investment Vehicles and Other

The following are identified as related parties. Amounts with respect to the transactions identified below are summarized in a table at the end of this section.

1. The Brigadier Entities (as a group) have been identified as a related party because in the absence of the fair value option of FASB ASC 825, the Brigadier onshore feeder fund would be treated as an equity method affiliate of the Company.

The Company has the following transactions with the Brigadier Entities:

A.	The Company earns management and incentive fees on its management contract. These are recorded as a component of asset management revenue in the consolidated statements of operations.

B.	Under the fair value option provisions of FASB ASC 825, the Company recognizes unrealized and realized gains and losses on its investment in the Brigadier onshore feeder fund. The unrealized gains and losses and realized gains and losses, if any, are recorded as a component of principal transactions in the consolidated statements of operations.

2. Star Asia has been identified as a related party because the chairman and principal of the majority member of the Company is a member of Star Asia’s board of directors.

The Company has the following transactions with Star Asia:

A.	The Company recognizes dividend income on its investment in Star Asia. Dividend income is recorded as a component of principal transactions and other income in the consolidated statements of operations.

B.	The Company recognizes unrealized and realized gains and losses on its investment in Star Asia. The unrealized gains and losses and realized gains and losses, if any, are recorded as a component of principal transactions in the consolidated statements of operations.

3. EuroDekania has been identified as a related party because the chairman and principal of the majority member of the Company is a member of EuroDekania’s board of trustees.

The Company has the following transactions with EuroDekania:

A.	The Company earns management and incentive fees on its management contract. These fees are recorded as a component of asset management revenue in the consolidated statements of operations.

B.	The Company recognizes dividend income on its investment in EuroDekania. Dividend income is recorded as a component of principal transactions and other income in the consolidated statements of operations.

C.	The Company recognizes unrealized and realized gains and losses on its investment in EuroDekania. The unrealized gains and losses and realized gains and losses are recorded as a component of principal transactions in the consolidated statements of operations.

4. DEKU has been identified as a related party because (i) DEKU was an equity method affiliate of the Company and (ii) the chairman and principal of the majority member of the Company was a member of DEKU’s board of directors. In February 2009, DEKU liquidated (see note 3-E).

The Company had the following transactions with DEKU:

A.	The Company recognized its share of the income or loss of DEKU. This was recorded as income from equity method affiliates in the consolidated statements of operations.

B.	The Company had a shared services agreement with DEKU whereby the Company provided DEKU with use of its office space, utilities, administrative, technology, and secretarial services for approximately $8 per month.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

C.	From time to time, the Company advanced DEKU funds for normal operating purposes; this was treated as a due from related party in the consolidated balance sheets.

D.	In November 2008, the Company entered into an agreement whereby it loaned DEKU funds to cover DEKU’s costs and to provide DEKU with working capital to enable it to fund expenses, including the expenses associated with the pursuit of a business combination and expenses with respect to its dissolution and liquidation. The loan bore no interest. The Company treated the advances as due from related party in the consolidated balance sheets. As of September 30, 2009 and December 31, 2008, the outstanding advances pursuant to this loan were $0 and $402, respectively.

E.	The Company had provided a letter of credit for the benefit of DEKU and paid $2,599 to the Dekania trust in conjunction with the DEKU liquidation. This was initially treated as an additional investment in DEKU, and subsequently written off (see F. immediately below).

F.	The Company wrote off its equity method investment in DEKU for a total charge of $4,482 to the consolidated statement of operations in February 2009 (see G. immediately below).

G.	In connection with the DEKU liquidation, DEKU had filed a final federal tax return and received an income tax refund of $1,152. DEKU paid this amount to the Company as repayment for amounts outstanding related to expenses paid on behalf of DEKU by the Company. The Company had a receivable from DEKU of $962 which was extinguished upon the receipt of the refund. The remaining balance of the refund, net of liquidation related expenses, was offset against the loss from equity method affiliates that was previously recognized. The total loss from equity method affiliates related to DEKU was $4,339 for the nine months ended September 30, 2009.

5. Star Asia Manager has been identified as a related party because it is an equity method investee of the Company. The Company recognizes its share of the income or loss of Star Asia Manager as income or loss from equity method affiliates in the consolidated statements of operations. From time to time, the Company may advance Star Asia Manager funds for normal operating purposes; such advances are a component of due from related party in the consolidated balance sheets.

6. MFCA has been identified as a related party because: (i) in the absence of the fair value option of FASB ASC 825, MFCA would have been treated as an equity method affiliate of the Company; (ii) the chairman and principal of the majority member of the Company is the former chairman of MFCA’s board and still serves as a member of board; and (iii) the CEO of the Company served as vice chairman of MFCA’s board until March 18, 2009. In March 2009, the board of directors of MFCA assigned the management contract to an unrelated third party (see note 6).

The Company has the following transactions with MFCA:

A.	The Company earned management and incentive fees on the MFCA management contract prior to its assignment to an unrelated third party in March 2009 (see note 6), which were recorded as a component of asset management revenue in the consolidated statements of operations.

B.	The Company recognizes dividend income on its investment in MFCA, as a component of principal transactions and other income in the consolidated statements of operations.

C.	Under the fair value option of FASB ASC 825, the Company recognizes unrealized and realized gains and losses on its investment in MFCA. The unrealized gains and losses and realized gains and losses are recorded as a component of principal transactions in the consolidated statements of operations.

D.	From time to time, the Company advanced MFCA funds for normal operating purposes; this amount was treated as due from related party in the consolidated balance sheets.

E.	MFCA reimbursed the Company for certain general administrative expenses (e.g. pro rata of the Company’s rent, telephone, utilities, and other office, internal and overhead expenses) related to MFCA. The Company records this amount as a reduction in the related expense. These expenses are disclosed as shared services (paid) received in the tables at the end of this section.

7. CFG has been identified as a related party because it is a member of the Company. From time to time, the Company may advance CFG funds for normal operating purposes; this amount is treated as due from related party in the consolidated balance sheets.

8. The Deep Value General Partner has been identified as a related party because (i) the Deep Value General Partner is an equity method affiliate of the Company; and (ii) certain employees of the Company own 50% of the Deep Value General

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

Partner. The Company recognizes its share of the income or loss of the general partner since it is accounted for under the equity method. The income or loss is recorded as income or loss from equity method affiliates in the consolidated statements of operations. From time to time, the Company may advance the Deep Value General Partner funds for normal operating purposes; this is treated as due from related party in the consolidated balance sheets.

9. The Deep Value Entities (as a group) have been identified as a related party because (i) in the absence of the fair value option of FASB ASC 825, the onshore and offshore feeder funds would be treated as equity method affiliates of the Company and (ii) the Company has an equity method investment through its 50% ownership of the Deep Value GP which is the general partner of the feeder funds.

The Company has the following transactions with the Deep Value Entities:

A.	The Company earns management and incentive fees on its management contract, which are recorded as a component of asset management revenue in the consolidated statements of operations.

B.	Under the fair value option of FASB ASC 825, the Company recognizes unrealized and realized gains and losses on its investments in the feeder funds. The unrealized gains and losses and realized gains and losses are recorded as a component of principal transactions in the consolidated statement of operations.

C.	From time to time, the Company may advance funds to the Deep Value Entities for normal operating purposes; this is treated as due from related party in the consolidated balance sheets.

The following tables display the routine intercompany transactions recognized from the identified related parties during the nine and three months ended September 30, 2009 and 2008, respectively, which are described above:

RELATED PARTY TRANSACTIONS

Nine months ended September 30, 2009

(Dollars in Thousands)

	Management fee revenue	Principal transactions and other income		Income / (loss) from equity method affiliates	Shared Services (Paid) / Received
		Dividend income	Gain/(Loss)
The Brigadier Entities	$1,108	$—	$255	$—	$—
RAIT	—	—	174	—	(9)
AFN	—	—	408	—	215
CBF	219	—	—	—	—
Star Asia	—	—	1,495	—	—
Star Asia Manager	—	—	—	721	—
EuroDekania	500	171	(840)	—	—
MFCA	120	—	1,052	—	23
DEKU	—	—	—	(4,339)	15
Deep Value Entities	1,502	—	4,734	26	—

Total	$3,449	$171	$7,278	$(3,592)	$244

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

RELATED PARTY TRANSACTIONS

Three months ended September 30, 2009

(Dollars in Thousands)

	Management fee revenue	Principal transactions and other income		Income / (loss) from equity method affiliates	Shared Services (Paid) / Received
		Dividend income	Gain/(Loss)
The Brigadier Entities	$189	$—	$137	$—	$—
RAIT	—	—	802	—	(34)
AFN	—	—	232	—	73
CBF	77	—	—	—	—
Star Asia	—	—	1,036	—	—
Star Asia Manager	—	—	—	106	—
EuroDekania	167	87	(44)	—	—
MFCA	—	—	507	—	5
DEKU	—	—	—	143	—
Deep Value Entities	508	—	2,643	17	—

Total	$941	$87	$5,313	$266	$44

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

RELATED PARTY TRANSACTIONS

Nine months ended September 30, 2008

(Dollars in Thousands)

	Management fee revenue	Principal transactions and other income		Income / (loss) from equity method affiliates	Shared Services (Paid) / Received
		Dividend income	Gain/(Loss)
The Brigadier Entities	$3,865	$—	$10,517	$—	$—
RAIT	520	470	(1,598)	—	45
AFN	2,667	252	(1,199)	—	170
Star Asia	—	490	3,760	—	—
Star Asia Manager	—	—	—	120	—
EuroDekania	1,186	1,117	(950)	—	—
MFCA	1,112	120	(1,646)	—	95
DEKU	—	—	—	(299)	68
Deep Value Entities	270	—	671	(12)	—

Total	$9,620	$2,449	$9,555	$(191)	$378

RELATED PARTY TRANSACTIONS

Three months ended September 30, 2008

(Dollars in Thousands)

	Management fee revenue	Principal transactions and other income		Income / (loss) from equity method affiliates	Shared Services (Paid) / Received
		Dividend income	Gain/(Loss)
The Brigadier Entities	$2,297	$—	$2,298	$—	$—
RAIT	—	235	(985)	—	19
AFN	2,667	—	(554)	—	53
Star Asia	—	225	(1,440)	—	—
Star Asia Manager	—	—	—	30	—
EuroDekania	300	878	(60)	—	—
MFCA	358	40	(661)	—	31
DEKU	—	—	—	(111)	23
Deep Value Entities	208	—	593	(14)	—

Total	$5,830	$1,378	$(809)	$(95)	$126

The following related party transactions are non-routine and are not included in the tables above.

F. Purchase of Star Asia Shares

During the three months ended June 30, 2008, the Company purchased 2,000,000 ordinary shares of Star Asia directly from Star Asia for $2.00 per share. The Company also purchased an additional 1,500,000 ordinary shares of Star Asia at $2.00 per share from the Company’s Chairman and the Company’s CEO.

G. Subordinated Notes payable to Members

In June 2008, the Company obtained $9,000 of unsecured subordinated financing from the Company’s chairman, the Company’s CEO and CFG (see note 13 for a description of the transaction).

H. Purchase of MFCA Shares

In June 2009, the Company purchased 500,100 common shares of MFCA directly from MFCA for $1.20 per share as part of a rights offering.

COHEN BROTHERS, LLC

Notes to the Unaudited Consolidated Financial Statements—(Continued)

September 30, 2009

(Dollars in thousands, except share and per share or per unit information)

I. Other

From time to time, the Company’s U.S. broker dealer subsidiary provides certain brokerage services to its employees in the ordinary course of doing business. The Company recognized an immaterial amount of net trading revenue from these activities during the nine and three months ended September 30, 2009 and 2008.

From time to time, the Company will make routine travel advances to its employees. Amounts outstanding are included in due from related parties below.

18. DUE FROM / DUE TO RELATED PARTIES

The following table summarizes the outstanding due from / due to related parties. These amounts may result from normal operating advances or from timing differences between the transactions disclosed in note 17 and final settlement of those transactions in cash. All amounts are non-interest bearing.

DUE FROM / DUE TO RELATED PARTIES

(Dollars in Thousands)

	September 30, 2009	December 31, 2008
RAIT	$69	$37
AFN	325	226
Brigadier Entities	290	7,093
Deep Value Entities	508	345
Deep Value GP	55	45
EuroDekania	—	—
DEKU	—	409
Star Asia Manager	40	21
Muni Funding Company of America	—	40
Cohen Financial Group, Inc.	33	15
Cohen Brothers Financial, LLC	172	102
Employees	12	116

Total Due from Related Parties	$1,504	$8,449

EuroDekania	$—	$135

Total Due to Related Parties	$—	$135